                                                                    EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT

                                  by and among

                                  MONROE, INC.

                                   ("Buyer"),
                                     -----

                           MERKERT ENTERPRISES, INC.

                                  ("Company")
                                    -------

                                      and

                        THE STOCKHOLDERS OF THE COMPANY



                            Dated as of May 20, 1998

                            STOCK PURCHASE AGREEMENT


                                                    INDEX
                                                    -----
                                                                                                         Page
                                                                                                         ----
SECTION 1.   TRANSFER OF SHARES; CONSIDERATION..........................................................    1
             1.1   Transfer of Company Shares...........................................................    1
             1.2   Total Consideration..................................................................    2
             1.3   Closing..............................................................................    2
             1.4   Tax Escrow...........................................................................    2
             1.5   Further Assurances...................................................................    3
             1.6   Transfer Taxes.......................................................................    3
             1.7   Income Tax Treatment of the Transactions.............................................    3
             1.8   Stockholders' Representative.........................................................    4
             1.9   Escrow of Shares.....................................................................    5

SECTION 2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.........................    5
             2.1   Making of Representations and Warranties.............................................    5
             2.2   Organization and Qualifications of the Company.......................................    5
             2.3   Capital Stock of the Company; Beneficial Ownership...................................    6
             2.4   Subsidiaries.........................................................................    6
             2.5   Authority of the Company.............................................................    7
             2.6   Real and Personal Property...........................................................    8
             2.7   Financial Statements.................................................................   10
             2.8   Taxes................................................................................   11
             2.9   Collectibility of Accounts Receivable................................................   12
             2.10  [Intentionally Omitted]..............................................................   13
             2.11  Absence of Certain Changes...........................................................   13
             2.12  Ordinary Course......................................................................   15
             2.13  Banking Relations....................................................................   15
             2.14  Intellectual Property................................................................   15
             2.15  Contracts............................................................................   16
             2.16  Litigation...........................................................................   18
             2.17  Compliance with Laws.................................................................   18
             2.18  Insurance............................................................................   18
             2.19  Warranty or Other Claims.............................................................   19
             2.20  Powers of Attorney...................................................................   19
             2.21  Finder's Fee.........................................................................   19
             2.22  Permits; Burdensome Agreements.......................................................   19
             2.23  Corporate Records; Copies of Documents...............................................   19
             2.24  Transactions with Interested Persons.................................................   20
             2.25  Employee Benefit Programs............................................................   20
             2.26  Environmental Matters................................................................   22

                                      (i)

             2.27  List of Directors and Officers.......................................................   24
             2.28  Non-Foreign Status...................................................................   24
             2.29  Employees; Labor Matters.............................................................   24
             2.30  Principals...........................................................................   25
             2.31  Transfer of Shares...................................................................   26
             2.32  Stock Repurchase.....................................................................   26
             2.33  Absence of Improper Payments.........................................................   26
             2.34  Inventories..........................................................................   26
             2.35  Net Operating Loss...................................................................   27
             2.36  [Intentionally Omitted]..............................................................   27
             2.37  Disclosure...........................................................................   27

SECTION 3.   ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS..............................   28
             3.1   Company Shares.......................................................................   28
             3.2   Authority............................................................................   28
             3.3   Agreements...........................................................................   29
             3.4   Investment Representations...........................................................   30

SECTION 4.   COVENANTS OF THE COMPANY AND THE STOCKHOLDERS..............................................   31
             4.1   Making of Covenants and Agreements...................................................   31
             4.2   Conduct of Business..................................................................   31
             4.3   Authorization from Others............................................................   33
             4.4   Notification of Certain Matters......................................................   33
             4.5   Consummation of Agreement............................................................   34
             4.6   Cooperation of the Company and Stockholders..........................................   34
             4.7   No Solicitation of Other Offers......................................................   34
             4.8   Confidentiality......................................................................   35
             4.9   Tax-Free Treatment...................................................................   35
             4.10  Tax Returns..........................................................................   35
             4.11  Bank Signatories.....................................................................   36
             4.12  Buyouts..............................................................................   36
             4.13  No Transfer of Company Shares........................................................   36
             4.14  Affiliate Transactions...............................................................   36
             4.15  Canton Conservation Commission Matter................................................   36
             4.16  Termination of Certain Agreements....................................................   36

SECTION 5.   REPRESENTATIONS AND WARRANTIES OF BUYER....................................................   37
             5.1   Making of Representations and Warranties.............................................   37
             5.2   Organization and Qualifications of Buyer.............................................   37
             5.3   Capital Stock of Buyer...............................................................   37
             5.4   Authority of Buyer...................................................................   37
             5.5   Operations and Financial Condition; Absence of Undisclosed Liabilities...............   38

                                     (ii)

             5.6   Buyer Common Stock...................................................................   38
             5.7   Finder's Fee.........................................................................   39
             5.8   Conformity With Law..................................................................   39
             5.9   Private Offering.....................................................................   39
             5.10  Tax-Free Transaction.................................................................   39

SECTION 6.   COVENANTS OF BUYER.........................................................................   40
             6.1   Making of Covenants and Agreements...................................................   40
             6.2   Confidentiality......................................................................   40
             6.3   Tax-Free Treatment...................................................................   40
             6.4   Listing of Buyer Common Stock........................................................   40
             6.5   Consummation of Agreement and Other Agreement........................................   40
             6.6   Authorization from Others............................................................   40
             6.7   Form of Tax Opinion..................................................................   41
             6.8   Continuing Indemnification and Liability Insurance Coverage..........................   41

SECTION 7.   ADDITIONAL AGREEMENTS......................................................................   41
             7.1   S-1 Registration Statement...........................................................   41
             7.2   Filings Under Hart-Scott-Rodino Act..................................................   41
             7.3   Securities Filings by Stockholders...................................................   42

SECTION 8.   CONDITIONS.................................................................................   42
             8.1   Conditions to the Obligations of Certain of the Parties..............................   42
             8.2   Conditions to the Obligations of Buyer...............................................   43
             8.3   Conditions to the Obligations of the Company and the Stockholders....................   45

SECTION 9.   TERMINATION OF AGREEMENT; RIGHTS TO PROCEED................................................   45
             9.1   Termination..........................................................................   45
             9.2   Effect of Termination................................................................   46
             9.3   Right to Proceed.....................................................................   46

SECTION 10.  INDEMNIFICATION............................................................................   47
             10.1  Survival.............................................................................   47
             10.2  Indemnification by the Stockholders..................................................   47
             10.3  Limitations on Indemnification by the Stockholders...................................   48
             10.4  Indemnification by Buyer.............................................................   49
             10.5  Limitations on Indemnification by Buyer..............................................   50
             10.6  Notice; Defense of Claims............................................................   51
             10.7  Sole Remedy..........................................................................   52
             10.8  No Offset............................................................................   53

SECTION 11.  MISCELLANEOUS..............................................................................   55
             11.1  Alternative Structure................................................................   55
             11.2  Fees and Expenses....................................................................   55

                                     (iii)

             11.3   Governing Law.......................................................................   55
             11.4   Notices.............................................................................   55
             11.5   Entire Agreement....................................................................   57
             11.6   Assignability; Binding Effect.......................................................   57
             11.7   Captions and Gender.................................................................   57
             11.8   Execution in Counterparts...........................................................   57
             11.9   Amendments..........................................................................   57
             11.10  Publicity and Disclosures...........................................................   57
             11.11  Consent to Jurisdiction.............................................................   58
             11.12  Specific Performance................................................................   58
             11.13  Schedules...........................................................................   58
             11.14  Defined Terms.......................................................................   58

                                     (iv)

                         List of Exhibits and Schedules
                         ------------------------------

Exhibit     A:    List of Stockholders
            B:    Allocation of Total Consideration
            C:    Form of Tax Escrow Agreement
            D:    Form of Indemnification Escrow Agreement
            E:    Form of Registration Rights Agreement
            F:    Form of Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and
                  Popeo, P.C.
            G:    Form of Opinion of Zack Kosnitzky, P.A.
            H:    Form of Employment and Non-Competition Agreement
            I:    Form of General Release
            J:    Form of Opinion of Goodwin, Procter & Hoar  LLP

Schedule   1.4    Audit Amount
           2.3    Voting Agreements, etc.
           2.4    Subsidiaries; Investments
           2.5    Conflicts, Violations and Encumbrances
           2.6(a) Real Property
           2.6(b) Personal Property
           2.7    Financial Statements
           2.8    Tax Disclosures
           2.9    Accounts Receivable
           2.11   Absence of Changes
           2.13   Banking Arrangements
           2.14   Intellectual Property
           2.15   Contracts, etc.
           2.16   Litigation
           2.17   Compliance with Laws
           2.18   Insurance
           2.20   Powers of Attorney
           2.22   Permits; Burdensome Agreements
           2.24   Transactions with Interested Persons
           2.25   Employee Benefit Programs
           2.26   Environmental Matters
           2.27   Officers and Directors
           2.29   Labor Matters
           2.30   Principals
           2.32   Stock Repurchase
           2.34   Inventories
           3.2    Violations and Defaults
           4.2    Conduct of Business
           4.11   Bank Signatories
           4.16   Agreements to be Terminated
           8.3(c) Buyout Terms

                                      (v)

                           STOCK PURCHASE AGREEMENT
                           ------------------------


     This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as
                                         ---------
of May 20, 1998 by and among Monroe, Inc., a Delaware corporation ("Buyer"),
                                                                    -----
Merkert Enterprises, Inc., a Massachusetts corporation (the "Company"), Eugene
                                                             -------
F. Merkert (solely for purposes of Section 10 hereof), those individuals and entities identified as Stockholders on the signature pages to this Agreement (each, individually a "Stockholder" and collectively the "Stockholders").
                       -----------                        ------------

     WHEREAS, the Stockholders are the record owners of all of the issued and outstanding capital stock of the Company, which consists entirely of an aggregate of one million six hundred thirty-six thousand four hundred sixty-three (1,636,463) shares of common stock, par value $.01 per share (the "Common
                                                                         ------
Shares"), and two hundred fourteen thousand five hundred forty-four (214,544)
------
shares of Class A preferred stock, par value $.01 per share (the "Preferred
                                                                  ---------
Shares" and, together with the Common Shares, the "Company Shares");
------                                             --------------

     WHEREAS, subject to the terms and conditions set forth herein, the Stockholders desire to transfer all of the Company Shares to Buyer, and Buyer desires to purchase all of the Company Shares;

     WHEREAS, Buyer is entering into a separate stock purchase agreement (the "Other Agreement") with Rogers-American Company, Inc., a North Carolina
----------------
corporation ("Rogers-American"), pursuant to which it will acquire all of the
              ---------------
outstanding capital stock of Rogers-American; and

     WHEREAS, the parties intend that the transfer and sale of capital stock pursuant to this Agreement, the Other Agreement and the initial underwritten public offering by Buyer of shares of Buyer Common Stock (the "IPO")
                                                               ---
(collectively the "Plan of Organization") will be treated as exchanges
                   --------------------
qualifying under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").
      ----

     NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements, and upon the terms and subject to the conditions, herein set forth, the parties hereto hereby agree as follows:


 SECTION 1. TRANSFER OF SHARES; CONSIDERATION

     1.1  Transfer of Company Shares.  At the Closing (as hereinafter defined),
          --------------------------
each Stockholder shall deliver or cause to be delivered to Buyer certificates representing all of the Company Shares owned by such Stockholder as set forth on Exhibit A hereto, which collectively shall represent all of the issued and
---------
outstanding capital stock of the Company. Such stock certificates shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with such other documents as may be reasonably required by Buyer to effect a valid transfer of such Company Shares by such Stockholder to Buyer, free and clear of any and all liens, encumbrances, pledges, security interests, charges and claims.

     1.2  Total Consideration.  In consideration of the transfer by the
          -------------------
Stockholders to Buyer of the Company Shares, Buyer agrees to pay to the Stockholders aggregate consideration of $51,181,240, subject to reduction as provided in Section 1.4 below (the "Total Consideration"), comprised of (a) cash
                                    -------------------
in the aggregate amount of $27,550,000 (subject to reduction as provided in
Section 1.4) and (b) a number of shares of common stock of Buyer, $.01 par value per share ("Buyer Common Stock") equal to (i) $23,631,240 divided by (ii) the
            ------------------
price (the "IPO Price") at which shares of Buyer Common Stock will be sold to
            ---------
the public in the IPO, as set forth in the final prospectus (the "Prospectus")
                                                                  ----------
contained in the registration statement on Form S-1 (the "Registration
                                                          ------------
Statement") to be filed with the Securities and Exchange Commission (the "SEC")
                                                                          ---
in connection with the IPO. The Total Consideration shall be allocated among the Stockholders in the manner set forth in Exhibit B hereto. The cash portion
                                            ---------
of the Total Consideration, reduced as provided in Section 1.4, shall be paid by Buyer at the Closing by wire transfer of immediately available funds to an account which shall be specified by each Stockholder at least three business days prior to the Closing, or, if not so specified, by certified check. The portion of the Total Consideration consisting of shares of Buyer Common Stock shall, subject to the deposit by Buyer into escrow of certain shares as contemplated by Section 1.9, be transferred by Buyer at the Closing by delivery to each Stockholder of a certificate representing the number of shares of Buyer Common Stock (rounded to the nearest whole share) to which such Stockholder is entitled hereunder.

     1.3  Closing.  Unless this Agreement shall have been terminated in
          -------
accordance with Section 9 hereof, the closing of the transfer of the Company Shares in exchange for the Total Consideration, subject to the escrows provided in Sections 1.4 and 1.9, all as provided for in this Agreement (the "Closing")
                                                                     -------
shall take place at the offices of Goodwin, Procter & Hoar LLP at Exchange Place, 53 State Street, Boston, Massachusetts 02109 commencing at 10:00 a.m. local time on the date on which the conditions to closing set forth in Section 8 hereof are satisfied or, if applicable, waived, or at such other time, date and place as may be otherwise mutually agreed upon by the Company and Buyer (the "Closing Date").
-------------

     1.4  Tax Escrow.  On the Closing Date, Buyer shall deposit the amount of
          ----------
cash set forth on Schedule 1.4 attached hereto (the "Audit Amount") in escrow
                  ------------                       ------------
(the "Tax Escrow") with an escrow agent mutually acceptable to Buyer and the
      ----------
Stockholders' Representative (the "Escrow Agent") to be held, invested and
                                   ------------
distributed by the Escrow Agent in accordance with the terms of an escrow agreement in substantially the form attached hereto as Exhibit C (the "Tax
                                                       ---------       ---
Escrow Agreement").  The cash portion of the Total Consideration otherwise
----------------
payable to each Stockholder shall be reduced by the Audit Amount on a pro rata basis based upon the ratio that the number of Common Shares held by such Stockholder bears to the total number of Common Shares held by all Stockholders. Exhibit B hereto sets forth such pro rata interest of each Stockholder,
---------
expressed as a percentage (each a "Common Proportionate Share"). Notwithstanding
                                   --------------------------
the foregoing, the cash portion of the Total Consideration payable in respect of Preferred Shares shall not be reduced and shall not participate in the Tax Escrow. The Tax

Escrow will be available to pay obligations and liabilities of the Company (including, without limitation, federal and state Taxes, the "Audit
                                                              -----
Liabilities") in connection with and resulting from the audits (collectively,
-----------
the "Audits" and each individually, an "Audit") by (i) the Internal Revenue
     ------                             -----
Service (the "IRS") of the federal income tax returns filed by the Company with
              ---
respect to the Company's fiscal years ended August 31, 1992, 1993, 1994, 1995, 1996 and 1997 and the employment tax returns filed by the Company with respect to calendar years 1993 and 1994 and (ii) the Massachusetts Department of Revenue (the "DOR") of the Massachusetts state income tax returns filed by the Company
      ---
with respect to the Company's fiscal years ended August 31, 1994, 1995 and 1996. The parties hereto agree and acknowledge that the Company has entered into (i) an Agreement to Assessment and Collection of Additional Tax and Acceptance of Overassessment (the "Payroll Tax Agreement") and (ii) a Consent to Assessment
                     ---------------------
and Collection (the "Income Tax Agreement," together with the Payroll Tax
                     --------------------
Agreement, the "Tax Settlement Agreements," copies of which are attached to
                -------------------------
Schedule 1.4), with the IRS with respect to the Audits relating to the Company's
------------
federal income tax returns for the Company's fiscal years ended August 31, 1992, 1993 and 1994 and the Company's employment tax returns for calendar years 1993 and 1994 (the "Settled Audits"). The parties hereto agree that the Company
               --------------
shall, at least three (3) business days prior to the Closing, pay to the IRS under the Payroll Tax Agreement the $1,145,844 agreed to be paid thereunder. In addition, the parties agree that Buyer currently intends to deliver to the Escrow Agent, promptly after the Closing, the appropriate notice required under the Tax Escrow Agreement to instruct the Escrow Agent to pay to the IRS some or all amounts payable under the Income Tax Agreement and/or to pay to the DOR some or all of the amount that Buyer reasonably believes is payable to the DOR as a result of the Audits. Each of the Stockholders' Representative and the Stockholders agree not to dispute such notice or resulting payments from the Tax Escrow and shall, at the Buyer's request, execute joint written instructions to the Escrow Agent to effect such payments.

     1.5  Further Assurances.  Each of the parties hereto from time to time
          ------------------
after the Closing at the request of any other party hereto and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as such other party may reasonably require to more effectively transfer and assign to, and vest in, Buyer the Company Shares and all rights thereto, and to otherwise fully implement the provisions of this Agreement.

     1.6  Transfer Taxes.  All sales and transfer taxes, fees and duties, if
          --------------
any, under applicable law incurred in connection with the sale and transfer of the Company Shares pursuant to this Agreement will be borne and paid by the Stockholders, and the Stockholders shall promptly reimburse each of Buyer and the Company for any such tax, fee or duty which it is required to pay under applicable law.

     1.7  Income Tax Treatment of the Transactions.  It is intended that the
          ----------------------------------------
following transactions, which are occurring simultaneously, will be treated as exchanges qualifying under (S)351 of the Code: (i) the transfer of the Company Shares by the Stockholders in exchange for Buyer Common Stock and cash pursuant to this Agreement, (ii) the acquisition by Buyer of all of the issued and outstanding capital stock of Rogers-American pursuant to the Other Agreement (such acquisition, the "Rogers-American Acquisition") and (iii)
                                        ---------------------------
the sale of Buyer Common Stock for cash in the IPO. All of the parties to this Agreement agree to report the aforementioned transactions, for all purposes, consistently with the foregoing.

     1.8  Stockholders' Representative.
          ----------------------------

          (a) In order to administer efficiently the implementation of this Agreement by the Stockholders, the Stockholders hereby designate Robert Q. Crane as their representative (the "Stockholders' Representative").
                              ----------------------------

          (b) The Stockholders hereby authorize the Stockholders' Representative
(i) to take all action necessary in connection with the implementation of Sections 1.4 and 10 of this Agreement on behalf of the Stockholders, (ii) to take all actions necessary under the Tax Escrow Agreement, the Indemnification Escrow Agreement (as hereinafter defined) and the Tax Matters Agreement and
(iii) to give and receive all notices required to be given under this Agreement, the Tax Escrow Agreement and the Indemnification Escrow Agreement.

          (c) The Stockholders' Representative may be removed and a successor named by the trustee(s) of the Eugene F. Merkert 1984 Revocable Trust (the "Merkert Trust") upon written notice to the Stockholders' Representative, Buyer
--------------
and the Stockholders, and such successor shall be deemed to be the Stockholders' Representative for all purposes of this Agreement; however, no change in the Stockholders' Representative shall be effective until Buyer is given notice of such change by the Stockholders.

          (d) By their execution of this Agreement, the Stockholders agree that:

              (i) Buyer shall be able to rely conclusively on the written instructions and decisions of the Stockholders' Representative as to any actions required or permitted to be taken by the Stockholders or the Stockholders' Representative under Sections 1.4 and 10 of this Agreement and under the Tax Escrow Agreement, the Indemnification Escrow Agreement and the Tax Matters Agreement, and no party hereunder shall have any cause of action against Buyer for any action taken by Buyer in reliance upon such written instructions or written decisions of the Stockholders' Representative;

              (ii) all written decisions and instructions of the Stockholders' Representative in relation to Sections 1.4 and 10 of this Agreement and under the Tax Escrow Agreement, the Indemnification Escrow Agreement and the Tax Matters Agreement shall be conclusive and binding upon all of the Stockholders and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same or any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under Sections 1.4 and 10 of this Agreement, except for gross negligence, fraud or willful breach of this Agreement by the Stockholders' Representative;

              (iii) remedies available at law for any breach of the provisions of this Section 1.8 are inadequate; therefore, Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if Buyer brings an action to enforce the provisions of this Section 1.8; and

              (iv) the provisions of this Section 1.8 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by the Stockholders to the Stockholders' Representative and shall be binding upon the executors, heirs, legal and personal representatives and successors of each Stockholder.

          (e) The Stockholders' Representative shall not have any duties, responsibilities or authority except those expressly set forth herein, and no implied covenants, duties, obligations, authority or liabilities shall be implied by the appointment hereunder.

     1.9  Escrow of Shares.  On the Closing Date, Buyer shall deposit with the
          ----------------
Escrow Agent a number of shares of Buyer Common Stock (rounded to the nearest whole share) equal to (i) $3,583,124 divided by (ii) the IPO Price (the "Escrowed Shares"), to be held by the Escrow Agent for the benefit of the
----------------
Stockholders in accordance with the terms of an indemnification escrow agreement in substantially the form attached hereto as Exhibit D (the "Indemnification
                                             ---------       ---------------
Escrow Agreement").  The number of shares of Buyer Common Stock to be delivered
----------------
to each Stockholder at the Closing pursuant to Section 1.2 shall be reduced by such Stockholder's Common Proportionate Share of the number of Escrowed Shares; provided that shares of Buyer Common Stock deliverable in respect of Preferred Shares shall not be subject to the escrow contemplated hereby.


SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.

     2.1  Making of Representations and Warranties.  As a material inducement to
          ----------------------------------------
Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Company and each of the Stockholders, severally, hereby make to Buyer the representations and warranties contained in this Section 2. For purposes of this Agreement, references to "knowledge" or words of similar import of the Company and the Stockholders shall mean, to and including the Closing Date, the actual knowledge of Gerald R. Leonard, Sidney D. Rogers, Jr., Murray
C. Rosen, Glenn F. Gillam, Robert Q. Crane, Kenneth D. Chipman and Edward Cassorla.

     2.2  Organization and Qualifications of the Company.  The Company is a
          ----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. The copies of the Company's Articles of Organization as amended to date, certified by the Massachusetts Secretary of State

(the "Company Articles of Organization"), and of the Company's by-laws, as
      --------------------------------
amended to date, certified by the Company's Clerk, and heretofore delivered to Buyer's counsel, are complete and correct at the date hereof, and no amendments thereto are pending. The Company is not in violation of any term of the Company Articles of Organization or by-laws. The Company is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business makes its qualification so necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, assets, properties, results of operations or financial condition (a "Material Adverse Effect") of the Company
                                      -----------------------
and its Subsidiaries (as defined herein) taken as a whole.

     2.3  Capital Stock of the Company; Beneficial Ownership.
          --------------------------------------------------

          (a) The authorized capital stock of the Company consists of 3,500,000 shares of common stock, par value $.01 per share, 1,636,463 shares of which are issued, outstanding, fully paid and non assessable and 181,900 shares of which are held in treasury, and 500,000 shares of Class A preferred stock, par value $.01 per share (the "Preferred Stock"), 214,544 shares of which are issued,
                     ---------------
outstanding, fully paid and non assessable and 23,900 shares of which are held in treasury. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of any additional shares of capital stock of the Company, and, except for the Preferred Stock, there are no outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities. No capital stock of the Company has been issued in violation of any federal or state law or in violation of any preemptive rights or any other rights of any other person. Except as set forth on Schedule 2.3 attached
                                                    ------------
hereto, there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of any capital stock of the Company to which the Company or any of the Stockholders is a party.

          (b) The Stockholders own of record and, except for (i) the trust fund (the "ESOP Trust Fund") referred to in Article 2.17 of the Merkert Enterprises,
      ---------------
Inc. Employee Stock Ownership Plan as amended and restated by the Ninth Amendment, effective as of January 1, 1997 (the "ESOP"), (ii) the Merkert Trust
                                                 ----
and (iii) the Eugene F. Merkert 1991 Charitable Remainder Unitrust (the "Merkert CRUT"), beneficially, all of the issued and outstanding shares of capital stock of the Company as set forth on Exhibit A hereto.
                               ---------

     2.4  Subsidiaries.  The Company's Subsidiaries (as defined in Rule 405
          ------------
promulgated under the Securities Act of 1933, as amended (the "Securities Act"))
                                                               --------------
are listed in Schedule 2.4 (collectively, the "Subsidiaries" or individually, a
              ------------                     ------------
"Subsidiary").  Schedule 2.4 also includes a description of any investment by
 ----------     ------------
the Company or any of its Subsidiaries in any other entity or business organization. Except as set forth in Schedule 2.4, each Subsidiary of the
                                      ------------
Company is a duly organized, validly existing corporation in good standing under the laws of the state of its incorporation with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. Except as disclosed in Schedule 2.4, all of
                                                         ------------
the
outstanding shares of capital stock of each Subsidiary are owned beneficially and of record by the Company free of any lien, restriction or encumbrance and said shares have been duly and validly issued and are outstanding, fully paid and non-assessable. The copies of each of the Subsidiaries' Articles of Organization (or comparable document), as amended to date, certified by the Secretary of State of each jurisdiction in which such Subsidiaries are organized and of each of the Subsidiaries' by-laws (or comparable document), as amended to date, certified by the Company's Secretary, and heretofore delivered to Buyer's counsel, are complete and correct at the date hereof, and no amendments thereto are pending. None of the Subsidiaries is in violation of any term of its Articles of Organization (or comparable document) or by-laws (or comparable document). Each Subsidiary is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business makes its qualification so necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Except as disclosed in Schedule 2.4, there are no outstanding warrants, options or other
             ------------
rights to purchase or acquire any of the shares of capital stock of any Subsidiary, or any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities.

     2.5  Authority of the Company.  The Company has full right, authority and
          ------------------------
power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to carry out the transactions contemplated to be carried out by it hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company and no other action on the part of the Company is required in connection therewith.

     This Agreement and each agreement, document and instrument executed and delivered by the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company enforceable in accordance with their respective terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and except as the remedy of specific performance and other injunctive relief may be unavailable in certain cases. The execution, delivery and performance by the Company of this Agreement and each such agreement, document and instrument:

               (i) does not and will not violate any provision of the Company's Articles of Organization or by-laws;

               (ii) does not and will not violate in any material respect any laws of the United States, or any state or other jurisdiction applicable to the Company or require the Company to obtain any material approval, consent or waiver of, or make any material filing with, any person or entity (governmental or otherwise) that has not been obtained or made except as will be obtained or made prior to the Closing; and

               (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Company's assets or capital stock, except as specifically identified on Schedule 2.5 and except as could not,
                                ------------
     individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

     2.6  Real and Personal Property.
          --------------------------

          (a)  Real Property.  All of the real property owned or leased by the
               -------------
Company or any of its Subsidiaries is identified on Schedule 2.6(a) (herein
                                                    ---------------
referred to as the "Owned Real Property" or the "Leased Real Property," as the
                    ----- -------------          --------------------
case may be, or collectively as the "Real Property.")
                                     ---- --------

               (i) Title.  Each of the Company and its Subsidiaries has good,
                   -----
     clear, record and marketable title to all Owned Real Property, free and clear of all easements, covenants, restrictions, leases, mortgages, liens, assessments, claims, rights, judgments, encroachments or other matters affecting title (collectively, "Encumbrances"), other than:
                                     ------------

               (x) easements, covenants, restrictions and similar encumbrances that do not and could not reasonably be expected to materially interfere with the use of the Owned Real Property as currently used and improved,

               (y) minor encroachments that do not and could not reasonably be expected to materially adversely affect the value or use of the Owned Real Property as currently used and improved and that could be removed without material cost, and

               (z) the Encumbrances described on Schedule 2.6(a)
                                                 ---------------

     ((x), (y) and (z) are collectively referred to as "Permitted
                                                        ---------
     Encumbrances").  Except as set forth on Schedule 2.6(a), the Company has
     ------------                            ---------------
     not received any written notice or other documentation to the effect that any lessor of Leased Real Property does not have good, clear, record and marketable title to such Leased Real Property. To the knowledge of the Company and the Stockholders, the Company and its Subsidiaries have good, clear, record and marketable title to enforceable leasehold interests in the Leased Real Property, in each case free and clear of all Encumbrances other than Permitted

     Encumbrances, subject only to the right of reversion of the lessor, except as set forth in Schedule 2.6(a).
                     ---------------

               (ii)  Status of Leases.  All leases of Leased Real Property or of
                     ----------------
     Owned Real Property are identified on Schedule 2.6(a), and true and
                                           ---------------
     complete copies thereof have been delivered to Buyer or made available to its counsel. Each of said leases has been duly authorized and executed by the Company and is in full force and effect. Neither the Company nor any of its Subsidiaries is in default under any material provision of any such said lease, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. To the Company's knowledge, the other party to each of said leases is not in default under any material provision of any such lease.

               (iii) Consents.  Except as set forth in Schedule 2.6(a), (a) no
                     --------                          ---------------
     consent or approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of Leased Real Property or of Owned Real Property, or from the holder of any Encumbrance on any Owned Real Property, and (b) no material filing with any regulatory authority is required in connection therewith, and to the extent that any such consents, approvals or filings are required, the Company will obtain or complete them before the Closing.

               (iv)  Condition of Real Property.  Except as set forth in
                     --------------------------
     Schedule 2.6(a), there are no defects in the physical condition of any
     ---------------
     land, buildings or improvements constituting part of the Owned Real Property, or, to the knowledge of the Company and the Stockholders, any Leased Real Property, which are material to the use of such Real Property, including without limitation, structural elements, mechanical systems, parking and loading areas, and all such buildings and improvements are in good operating condition and repair, ordinary wear and tear excepted.

               (v)   Compliance with the Law.  Except for matters relating to
                     -----------------------
     Taxes, employee benefits and Environmental Laws, which are addressed in Sections 2.8, 2.25 and 2.26, respectively, and to which this Section 2.6(a)(v) does not apply, or as set forth on Schedules 2.6(a), 2.8, 2.25
                                                  ----------------  ---  ----
     and 2.26, (i) neither the Company nor any Subsidiary has received any
         ----
     notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any Real Property that has not been heretofore corrected and no such violation exists which could have a material adverse effect on the operation or value of any Real Property, (ii) the use and operation by the Company and its Subsidiaries of all improvements located on or constituting part of the Real Property are now in compliance in all material respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, and (iii) no approval or consent to the transactions contemplated by this Agreement is required of any governmental authority with jurisdiction over any aspect of the Real Property or its use or operations, except where the failure to obtain such approval or consent would not have a material adverse effect on the operation or value of the Real Property. Neither the Company nor any Subsidiary has received any notice of any material real estate tax deficiency or assessment which has not been satisfied or is aware of any proposed material deficiency, claim or assessment with respect to any of the Real Property, or is aware of any pending or threatened condemnation thereof.

          (b) Personal Property.  A complete list of the machinery and equipment
              -----------------
owned by or leased to the Company and each of its Subsidiaries as of March 31, 1998 and material to the Company's operations as of such date is contained in
Schedule 2.6(b) hereto. Except as specifically disclosed in said Schedule or in
---------------
the Base Balance Sheet (as hereinafter defined), the Company and each of its Subsidiaries has good and marketable title to all of such personal property owned by it. None of such owned personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security title, encumbrance or other charge except as specifically disclosed in said Schedule or in the Base Balance Sheet and except as could not reasonably be expected to materially adversely affect the value of or interfere with the use of such owned personal property or assets. The Base Balance Sheet reflects all personal property of the Company and each of its Subsidiaries required to be reflected in accordance with generally accepted accounting principles. Except as otherwise specified in
Schedule 2.6(b) hereto, all leasehold improvements, furnishings, machinery and
---------------
equipment of the Company and each of its Subsidiaries that are material to the Company's operation are in good repair, have been well maintained, and substantially comply with all applicable laws, ordinances and regulations, and such machinery and equipment is in good working order, ordinary wear and tear excepted.

     2.7  Financial Statements.
          --------------------

          (a) The Company has delivered to Buyer audited consolidated balance sheets of the Company and its Subsidiaries as of August 31, 1995, 1996 and 1997 and consolidated statements of income, stockholders' equity and cash flows for the fiscal years then ended, certified by Deloitte & Touche LLP, independent public accountants. The Company has delivered to Buyer an unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 1998 and statements of income, stockholders' equity and cash flows for the three-month period then ended. All of such financial statements are attached hereto as Schedule 2.7 and have been prepared in accordance with generally
          ------------
accepted accounting principles applied consistently (except as disclosed therein) during the periods covered thereby, except that the March 31, 1998 unaudited consolidated balance sheet lacks footnotes, is subject to normal year-end adjustments and includes adjustments and changes requested by Arthur Andersen in connection with the preparation of the Registration Statement. All of the financial statements attached as Schedule 2.7, are complete and correct
                                        ------------
in all material respects and present fairly in all material respects the financial condition of the Company and each of its Subsidiaries at the dates of said statements and the results of its operations for the periods covered thereby, subject to the Audits. The Company's audited balance sheet as of August 31, 1997 is referred to herein as the "Base Balance Sheet" and the
                                                 ------------------
Company's unaudited balance sheet as of March 31, 1998 is referred to herein as the "Interim Balance Sheet."
     ---------------------

          (b) Except as set forth on Schedule 2.7, and except for liabilities
                                     ------------
associated with the Audits, neither the Company nor any Subsidiary has any liabilities (which liabilities, when taken individually or in the aggregate, are material) of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or any Subsidiary or the conduct of their business prior to the date hereof regardless of whether claims in respect thereof had been asserted as of the date hereof), except liabilities (i) stated or adequately reserved against on the Base Balance Sheet,
(ii) reflected in Schedules furnished to Buyer hereunder on the date hereof,
(iii) incurred in the ordinary course of business of the Company and its Subsidiaries consistent with past practice or (iv) incurred by the Company in connection with the transactions contemplated by and consistent with the terms of this Agreement.

     2.8  Taxes.
          -----

          (a) Except for the Audits and except as set forth on Schedule 2.8
                                                               ------------
attached hereto, the Company and each of its Subsidiaries has timely paid or caused to be paid all federal, state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by
                                               -----
it through the date hereof whether disputed or not.

          (b) The Company and each of its Subsidiaries has timely filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, has paid all Taxes shown as due on such returns and, except as set forth on Schedule 2.8, all such returns correctly and accurately set forth
             ------------
the amount of any Taxes relating to the applicable period. A list of all federal, state, local and foreign income tax returns filed with respect to the Company and its Subsidiaries on or after January 1, 1992 is set forth in
Schedule 2.8 attached hereto, and said Schedule indicates those returns that
------------
have been audited or currently are the subject of an audit. The Company has made available to Buyer correct and complete copies of all federal, state, local and foreign income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries which were filed or received by the Company or any of its Subsidiaries on or after January 1, 1992.

          (c) Other than with respect to the Audits, neither the IRS nor any other governmental authority is now asserting or, to the knowledge of the Company and the

Stockholders, threatening to assert against the Company or any Subsidiary any deficiency or claim for additional Taxes. No claim which remains unresolved has ever been made by an authority in a jurisdiction where the Company or any Subsidiary does not file reports and returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction. Except with respect to any general lien resulting solely from the Audits, there are no security interests on any of the material assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Taxes. Neither the Company nor any Subsidiary has ever entered into a closing agreement pursuant to Section 7121 of the Code.

          (d) Except as set forth in Schedule 2.8 attached hereto, there has not
                                     ------------
been any audit of any tax return filed by the Company or any Subsidiary after August 31, 1991, no such audit is in progress, and neither the Company nor any Subsidiary has been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in Schedule 2.8, no extension of
                                                 ------------
time with respect to any date on which a tax return was or is to be filed by the Company or any Subsidiary is in force, and no waiver or agreement by the Company or any Subsidiary is in force for the extension of time for the assessment or payment of any Taxes.

          (e) Since December 31, 1974, neither the Company nor any Subsidiary has ever been (or has ever had any liability for unpaid Taxes because it once was) a member of an "affiliated group" (as defined in Section 1504(a) of the
Code) except as a member of an "affiliated group" of which the Company is parent. Except as set forth in Schedule 2.8, neither the Company nor any
                                ------------
Subsidiary has ever filed, and has ever been required to file, a consolidated, combined or unitary tax return with any other entity. Except as set forth in
Schedule 2.8, neither the Company nor any Subsidiary owns and has ever owned a
------------
direct or indirect interest in any trust, partnership, corporation or other entity. Except as set forth in Schedule 2.8 attached hereto, neither the
                                ------------
Company nor any Subsidiary is a party to any tax sharing agreement.

          (f) For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

     2.9  Collectibility of Accounts Receivable.  Except as set forth on
          -------------------------------------
Schedule 2.9, all of the accounts receivable of the Company or any Subsidiary
------------
shown or reflected on the Interim Balance Sheet or existing at the date hereof (less the reserve for bad debts set forth on the Interim Balance Sheet) have been collected or are or will be at the Closing valid and enforceable claims, fully collectible and subject to no setoff or counterclaim. Neither the Company nor any Subsidiary has any accounts or loans receivable from any person, firm or corporation which is affiliated with the Company or any Subsidiary or from any director, officer or employee of the Company or any Subsidiary, except as disclosed on Schedule 2.9 hereto.
             ------------

     2.1  [Intentionally Omitted].

     2.11 Absence of Certain Changes.  Except as disclosed in Schedule 2.11
          --------------------------                          -------------
attached hereto, since the date of the Base Balance Sheet there has not been:

          (a) Any change in the financial condition, properties, assets, liabilities, business or operations of the Company or any of its Subsidiaries, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had a Material Adverse Effect on the Company and its Subsidiaries taken as a whole;

          (b) Any material contingent liability incurred by the Company or any of its Subsidiaries as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company or any of its Subsidiaries;

          (c) Any mortgage, encumbrance or lien (other than Permitted Encumbrances) placed on any of the properties of the Company or any of its Subsidiaries which remains in existence on the date hereof or will remain on the Closing Date;

          (d) Any obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities for Taxes due or to become due (other than with respect to the Audits) or contingent or potential liabilities relating to products or services provided by the Company or any of its Subsidiaries or the conduct of the business of the Company or any of its Subsidiaries since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), incurred by the Company or any of its Subsidiaries other than obligations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole;

          (e) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company or any of its Subsidiaries other than in the ordinary course of business or except as would not in the aggregate be material;

          (f) Any damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect on the Company and its Subsidiaries taken as a whole;

          (g) Any declaration, setting aside or payment of any dividend by the Company or any of its Subsidiaries, or the making of any other distribution in respect of the capital stock of the Company or any of its Subsidiaries, or any direct or indirect redemption, purchase or other acquisition by the Company or any of its Subsidiaries of its own capital stock;

          (h) Any labor trouble or claim of unfair labor practices involving the Company or any of its Subsidiaries; any change in the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its officers, employees, agents or independent contractors other than normal increases in accordance with its usual practices; or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

          (i) Any change with respect to the corporate officers or senior management of the Company or any of its Subsidiaries;

          (j) Any payment or discharge of a material lien or liability of the Company or any of its Subsidiaries which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

          (k) Any obligation or liability incurred by the Company or any of its Subsidiaries to any of its officers, directors, stockholders or employees, or any loans or advances made by the Company or any of its Subsidiaries to any of its officers, directors, stockholders or employees, except normal compensation, benefits and expense allowances payable to officers or employees;

          (l) Except as required by law or in connection with the preparation of the financial statements for the Registration Statement, any material change in accounting methods or practices, credit practices or collection policies used by the Company or any of its Subsidiaries;

          (m) Any resignation or termination of the Company's representation of any Principal representing commission revenues in excess of $1,500,000 for the calendar year ended December 31, 1997 (a "Key Principal") (with respect to all
                                          -------------
or any of the products of such Key Principal or with respect to any Customers), or any change in commission rate paid by any Key Principal, or any notice of same (for purposes of this Agreement, "Principal" shall mean any manufacturer,
                                       ---------
grower, processor, producer, distributor or other wholesaler, or any supplier whose goods, products or lines are offered for sale or for retail merchandising by the Company, and "Customer" shall mean any individual, firm, corporation or
                     --------
other business entity from which the Company obtains product orders on behalf of its Principals);

          (n) Any capital expenditure by the Company or any of its Subsidiaries exceeding $500,000; or

          (o) Any agreement or understanding whether in writing or otherwise, for the Company or any of its Subsidiaries to take any of the actions specified in paragraphs (a) through (n) above.

     2.12 Ordinary Course.  Since the date of the Base Balance Sheet, the
          ---------------
Company and each of its Subsidiaries has conducted its business only in the ordinary course and consistently with its prior practices except as contemplated by this Agreement or as disclosed on any Schedule hereto.

     2.13 Banking Relations.  All of the arrangements which the Company or any
          -----------------
of its Subsidiaries has with any banking institution are described in Schedule
                                                                      --------
2.13 attached hereto, indicating with respect to each of such arrangements the
----
type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

     2.14 Intellectual Property.
          ---------------------

          (a) Except as described in Schedule 2.14, the Company and each of its
                                     -------------
Subsidiaries has exclusive ownership of, or sufficient rights to use, all material patent, copyright, trade secret, trademark, or other proprietary rights (collectively, "Intellectual Property") used in the business of the Company or
                ------------ --------
such Subsidiary as presently conducted. Except as set forth on Schedule 2.14,
                                                               -------------
all of the rights of the Company and each Subsidiary in any such Intellectual Property are freely transferable. There are no claims or demands of any other person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or, to the knowledge of the Company and the Stockholders, threatened, which challenge the rights of the Company or any Subsidiary in respect thereof. Except as described in Schedule 2.14, to the
                                                      -------------
knowledge of the Company and the Stockholders the Company and each of its Subsidiaries has the right to use, free and clear of valid claims or rights of other persons, all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for its products or its business as presently conducted.

          (b) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to the Company or any of its Subsidiaries and all other items of Intellectual Property used by the Company or any of its Subsidiaries and material to their businesses as presently conducted, are listed in Schedule
                                                                   --------
2.14.  All of such patents, patent applications, trademark registrations,
----
trademark applications and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such jurisdiction.

          (c) All licenses or other agreements under which the Company or any of its Subsidiaries is granted rights in Intellectual Property are listed in
Schedule 2.14.  All said licenses or other agreements are in full force and
-------------
effect, neither the Company nor, to the knowledge of the Company and the Stockholders, any other party thereto is in material default thereunder and, except as set forth on Schedule 2.14, all of the rights of the Company or any
                       -------------
Subsidiary thereunder will continue in full force and effect upon consummation of the transactions contemplated hereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

          (d) All licenses or other agreements under which the Company or any of its Subsidiaries has granted rights to others in Intellectual Property owned or licensed by the Company or such Subsidiary are listed in Schedule 2.14. All of
                                                         -------------
said licenses or other agreements are in full force and effect, neither the Company nor, to the knowledge of the Company and the Stockholders, any other party thereto is in material default thereunder, and, except as set forth on
Schedule 2.14, all of the rights of Company or any Subsidiary thereunder will
-------------
continue in full force and effect upon consummation of the transactions contemplated hereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer or made available to Buyer or Buyer's counsel.

          (e) The Company and each of its Subsidiaries has taken all reasonably prudent action to establish and preserve its ownership of all material Intellectual Property rights with respect to its products, services and technology. The Company and its Subsidiaries have taken reasonably prudent action to ensure that valuable non-public information of the Company and its Subsidiaries has not become available to any person other than employees and agents of the Company and its Subsidiaries except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. The Company has no knowledge of any infringement by others of any material Intellectual Property rights of the Company or any Subsidiary.

          (f) To the knowledge of the Company and the Stockholders, the present business, activities and products of the Company and its Subsidiaries do not infringe any Intellectual Property of any other person. No proceeding charging the Company or any of its Subsidiaries with infringement of any adversely held Intellectual Property has been filed or, to the knowledge of the Company and the Stockholders, is threatened to be filed. To the knowledge of the Company and the Stockholders, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the products, activities or business of the Company or any Subsidiary which infringement, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. To the knowledge of the Company and the Stockholders, neither the Company nor any of its Subsidiaries is making unauthorized use of any confidential information or trade secrets of any person.

     2.15 Contracts.  Except for contracts, commitments, plans, agreements and
          ---------
licenses listed in Schedule 2.15 or on any other Schedule hereto (true and
                   -------------
complete copies of which have been delivered or made available to Buyer or its counsel), neither the Company nor any of its Subsidiaries is a party to or subject to:

          (a) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

          (b) any employment contract, consulting agreement or similar agreement for services which is not terminable within 30 days by the Company or a Subsidiary without liability for any penalty or severance payment;

          (c) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course;

          (d) any other contracts or agreements creating any obligations of the Company or any of its Subsidiaries of $100,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

          (e) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

          (f) any contract or agreement involving more than $100,000 which by its terms does not terminate or is not terminable without penalty by the Company or a Subsidiary or their successors within one year after the date hereof;

          (g) any contract or agreement for the sale or lease of its products or services not made in the ordinary course of business;

          (h) any contract containing covenants limiting the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any person or entity;

          (i) any contract or agreement for the purchase of any fixed asset for a price in excess of $100,000 whether or not such purchase is in the ordinary course of business;

          (j) any license agreement not disclosed elsewhere in this Agreement or any Schedule hereto and excluding licenses for off the shelf products (as licensor or licensee);

          (k) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money (including in such Schedule, if applicable, a description on any prepayment penalties or similar obligations); or

          (l) any contract or agreement with any officer, employee, director or stockholder of the Company or any of its Subsidiaries or with any persons or organizations controlled by or affiliated with any of them.

     Except as set forth in Schedule 2.15, neither the Company nor any of its
                            -------------
Subsidiaries is in default in any material respect under any such contracts, commitments, plans, agreements or licenses described in said Schedule or has any knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default. To the knowledge of the Company and the Stockholders, no third party under any contract, commitment, plan, agreement or license listed on Schedule 2.15 is in default thereunder. Except as set forth
                  -------------
in

Schedule 2.15, each contract, commitment, plan, agreement or license listed
-------------
on such Schedule has been duly authorized and executed by the Company or its Subsidiaries, is in full force and effect and is enforceable by the Company or its Subsidiaries in accordance with its terms.

     2.16 Litigation.  Schedule 2.16 hereto lists all currently pending
          ----------   -------------
litigation and governmental or administrative proceedings or investigations to which the Company or any of its Subsidiaries is a party. Except for matters described in Schedule 2.16, there is no litigation or governmental or
             -------------
administrative proceeding or investigation pending or, to the knowledge of the Company or the Stockholders, threatened against the Company or any of its Subsidiaries or their affiliates which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, or which would prevent or hinder the consummation of the transactions contemplated by this Agreement. With respect to each matter set forth on Schedule 2.16 which involves a claim for
                                    -------------
money damages in excess of $50,000 or seeks to enjoin the Company from conducting its business in any respect, Schedule 2.16 sets forth a description
                                        -------------
of the matter, the forum (if any) in which it is being conducted, the parties thereto and the type and amount of relief sought.

     2.17 Compliance with Laws.  Except for matters relating to Taxes, employee
          --------------------
benefits and Environmental Laws, which are addressed in Sections 2.8, 2.25 and 2.26,, respectively, and to which this Section 2.17 does not apply, and except as set forth in Schedules 2.17, 2.8, 2.25 and 2.26 hereto, the Company and each
                --------------  ---  ----     ----
of its Subsidiaries is in compliance in all material respects with all applicable statutes, ordinances, orders, judgments, decrees, rules and regulations promulgated by any federal, state, municipal entity, agency, court or other governmental authority which apply to the Company or any Subsidiary or to the conduct of its business, except where the failure to be in such compliance could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, and neither the Company nor any of its Subsidiaries has received notice of a material violation or alleged material violation of any such statute, ordinance, order, rule or regulation.

     2.18 Insurance.  The physical properties and assets of the Company and each
          ---------
of its Subsidiaries are insured to the extent disclosed in Schedule 2.18
                                                           -------------
attached hereto and all such insurance policies and arrangements are disclosed in said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company and each of its Subsidiaries is in compliance in all material respects with the terms thereof. Said insurance, is sufficient for compliance by the Company and each Subsidiary with all requirements of law and all agreements and leases to which the Company or any Subsidiary is a party. The consummation of the transactions contemplated hereby will not cause such insurance to cease to be in full force and effect.

     2.19 Warranty or Other Claims.  There are no existing or, to the knowledge
          ------------------------
of the Company and the Stockholders, threatened product liability, warranty or other similar claims, or to the knowledge of the Company and the Stockholders any facts upon which a valid material claim of such nature could be based, against the Company or any of its Subsidiaries for products or services which are defective or fail to meet any product or service warranties. No claim has been asserted against the Company or any of its Subsidiaries for renegotiation or price redetermination of any business transaction, and, to the knowledge of the Company and the Stockholders, there are no facts upon which any valid claim therefor could be based.

     2.20 Powers of Attorney.  Neither the Company, any Subsidiary or any
          ------------------
Stockholder has any outstanding power of attorney relating to the Company Shares or not in the ordinary course of business, except as provided in Section 1.8 hereof and as set forth on Schedule 2.20.
                           -------------

     2.21 Finder's Fee.  Neither the Company nor any of its Subsidiaries nor any
          ------------
Stockholder has taken any action or entered into any agreement pursuant to which the Company has incurred or will become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     2.22 Permits; Burdensome Agreements.  Schedule 2.22 lists all material
          ------------------------------   -------------
permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from federal, state and local
                    ---------
authorities in order for the Company and each of its Subsidiaries to conduct its business as presently conducted. The Company and each of its Subsidiaries has obtained all such Approvals, which are valid and in full force and effect, and is operating in material compliance therewith. Except as disclosed in Schedule
                                                                       --------
2.22, neither the Company nor any of its Subsidiaries is subject to or bound by
----
any agreement, judgment, decree or order which could, if performed in accordance with its terms, reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Schedule 2.22 lists all registrations, certifications and similar
             -------------
approvals used by the Company in the manufacture, marketing, sales and distribution of the products and services of the Company and its Subsidiaries. To the knowledge of the Company and the Stockholders, Schedule 2.22 is a
                                                      -------------
complete list of all registrations, certifications and similar approvals necessary in the manufacture, marketing, sales and distribution of the products and services of the Company and its Subsidiaries.

     2.23 Corporate Records; Copies of Documents.  The corporate record books of
          --------------------------------------
the Company and each of its Subsidiaries accurately record all corporate action taken by their respective stockholders and boards of directors and committees. The copies of the corporate records of the Company and each of its Subsidiaries, as made available to Buyer for review, are true and complete copies of the originals of such documents. The Company has made available for inspection and copying by Buyer and its counsel true and correct copies of all documents referred to in this Section or in the Schedules delivered to Buyer pursuant to this Agreement.

     2.24 Transactions with Interested Persons.  Except as set forth in Schedule
          ------------------------------------                          --------
2.24 hereto, neither the Company, any of its Subsidiaries, any Stockholder,
----
officer, supervisory employee or director of the Company or any of its Subsidiaries or, to the knowledge of Company, any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of Company or any of its Subsidiaries, or any organization which has a material contract or arrangement with the Company or any of its Subsidiaries or (ii) has directly or indirectly engaged in any transaction involving any lease or other transaction of the transfer of any material (measured at the time of such transaction or as of the date hereof) cash, property or rights to or from the Company or any of its Subsidiaries from, to or for the benefit of any affiliate or former affiliate of the Company or any of its Subsidiaries.

     2.25    Employee Benefit Programs
             -------------------------

             (a) Schedule 2.25 sets forth a list of every Employee Program that
                 -------------
has been maintained by the Company or an Affiliate at any time during the six-year period ending on the Closing Date.

             (b) Each Employee Program which has ever been maintained by the Company or an Affiliate and which has been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section or an application for a favorable determination letter or an approval letter has been filed with the IRS within the remedial amendment period for such plan as described in Treasury Regulation (S)11.401(b)-1 and has in form and operation met the requirements in order to be qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing Date (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to no longer meet the requirements for qualification under the applicable Code section and each asset held under any such Employee Program may be liquidated or terminated without the imposition of any redemption or surrender charge or comparable liability.

             (c) Neither the Company nor any Affiliate knows of any failure by the Company, any Affiliate or any Stockholder to comply with any laws applicable with respect to the Employee Programs that have ever been maintained by the Company or any Affiliate. With respect to any Employee Program ever maintained by the Company or any Affiliate, there has been no (i) "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Code Section 4975, (ii) failure to comply with any
                   -----
provision of ERISA, other applicable law, or any agreement, or (iii) any failure to meet the applicable limits on deductible contribution, which, in the case of any of (i), (ii), or (iii), could subject the Company or any Affiliate to liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits and applications to the IRS for a favorable determination or approval letter) is pending or threatened with respect to any such Employee Program.

             (d) Neither the Company nor any Affiliate (i) has ever maintained any Employee Program which has been subject to title IV of ERISA or Code Section 412, including, but not limited to, any Multiemployer Plan or (ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated or has ever become obligated to provide such post-termination benefits (other than as required by part 6 of subtitle B of title I of ERISA or other applicable law).

             (e) With respect to each Employee Program maintained by the Company within the six years preceding the date hereof, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered or made available to Buyer or its counsel: (i) the currently effective plan documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the six most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the six most recent actuarial valuation reports completed with respect to such Employee Program; (v) the most recent summary plan description for such Employee Program (or other description of such Employee Program provided to employees) and all modifications thereto; (vi) the currently effective document for any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Employee Program; and (vii) any registration statement or other filing made pursuant to any federal or state securities law.

             (f) With respect to each Employee Program required to be listed on
Schedule 2.25, no employee communications issued by the Company or any Affiliate
-------------
or, except to the extent required by law, provision of any Employee Program document has ever purported to limit the right of the Company or the Affiliate to amend, terminate or otherwise modify (including the elimination of any and all future benefit accruals under any Employee Program) such Employee Program.

             (g) [Intentionally Omitted].

             (h) Each Employee Program ever maintained by the Company or an Affiliate has complied with the applicable notification and other applicable requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, and the Mental Health Parity Act of 1996.

             (i) For purposes of this section:

                 (i)    "Employee Program" means (A) all employee benefit plans
                         ----------------
within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements (including any informal arrangements) not described in (A) above, including without limitation, any arrangement intended to comply with Section 120, 125, 127 or 129 of the Code. In the case of an Employee Program funded through a trust described in Code Section 401(a) or an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such trust or organization.

                 (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

                 (iii)  An entity is an "Affiliate" of the Company if it would
                                         ---------
have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

                 (iv)   "Multiemployer Plan" means a (pension or non-pension)
                         ------------------
employee benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

             (j) Notwithstanding anything to the contrary in this Section 2.25, the representations and warranties made in the foregoing subsections (a) to (i) exclude the following: (i) any failure to comply with any applicable provision of law with respect to, or any failure to provide benefits under, any Employee Program as to which all the applicable statutes of limitations has expired, and
(ii) any failure to comply with any applicable provision of law with respect to any Employee Program or any failure to provide coverage or benefits in accordance with the provisions of any Employee Program, unless such failure individually or all such failures in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

     2.26    Environmental Matters.
             ---------------------

             (a) Except as set forth in Schedule 2.26 hereto, to the knowledge
                                        -------------
of the Company and the Stockholders (i) neither the Company nor any of its Subsidiaries has ever generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below) except in compliance with applicable law; (ii) no Hazardous Material (as defined below) has ever been spilled, released, or disposed of at any site presently or formerly owned or leased by the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received written notice that any Hazardous Material has ever been located in the soil or groundwater at any such site; (iii) no Hazardous Material has ever been transported from any site presently or formerly owned or leased by the Company or any of its Subsidiaries for treatment, storage, or disposal at any other place; (iv) neither the Company nor any of its Subsidiaries presently owns or leases nor has it previously owned or leased any site on which underground storage tanks were located at the time such premises were owned or leased by the Company; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned or leased by the Company or any of its Subsidiaries in connection with the presence of any Hazardous Material.

             (b) Except as set forth in Schedule 2.26 hereto, (i) neither the
                                        -------------
Company nor any of its Subsidiaries has any material liability under, nor has it ever violated in any material respect, any Environmental Law (as defined below);
(ii) the Company and each of its Subsidiaries, any property owned, operated, leased, or used by any of them, and any facilities and operations of the Company thereon, are presently in compliance in all material respects with all applicable Environmental Laws; (iii) neither the Company or any of its Subsidiaries has ever entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) neither the Company nor any of its Subsidiaries has any reason to believe that any of the items enumerated in clause (iii) of this subsection are likely to be forthcoming.

             (c) Except as set forth in Schedule 2.26 hereto, to the knowledge
                                        -------------
of the Company and the Stockholders, no site owned or leased by the Company or any of its Subsidiaries contains any asbestos or asbestos-containing material, any polychlorinated biphenyls ("PCBs") or equipment containing PCBs, or any urea
                                ----
formaldehyde foam insulation.

             (d) The Company has provided to Buyer or made available to its counsel copies of all documents, records, and information in the possession of the Company or any of its Subsidiaries concerning any environmental or health and safety matter involving and naming the Company or any of its Subsidiaries, whether generated by the Company, its Subsidiaries, or others, including without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

             (e) For purposes of this Section 2.26, (i) "Hazardous Material"
                                                         ------------------
shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Hazardous
                                                                   ---------
Waste" shall mean and include any hazardous waste as defined or regulated under
-----
any Environmental Law; (iii) "Environmental Law" shall mean any environmental or
                              -----------------
health and safety-related law, statute, regulation, rule, ordinance, or by-law at the federal, state, or local level, whether existing as of the date hereof, or previously applicable to the Company and its Subsidiaries; and (iv) "Company"
                                                                        -------
shall mean and include Company and each of its Subsidiaries.

     2.27  List of Directors and Officers.  Schedule 2.27 hereto contains a true
           ------------------------------   -------------
and complete list of all directors and officers of the Company and each of its Subsidiaries as of the date hereof. A schedule has been delivered to Buyer's counsel prior to the date hereof which lists each employee and consultant of the Company and any Subsidiary who, individually, has received or is scheduled to receive base compensation in excess of $75,000 from the Company or any of its Subsidiaries for the calendar year ending December 31, 1998 and the amount of compensation and current job title for each such individual. Notwithstanding the fact that such schedule is not attached as a Schedule hereto, such schedule shall be deemed a "Schedule" hereto for purposes of this Agreement.

     2.28  Non-Foreign Status.  Neither the Company nor any of its Subsidiaries
           ------------------
is a "foreign person" within the meaning of Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

     2.29  Employees; Labor Matters.  As of April 30, 1998, the Company and its
           ------------------------
Subsidiaries employ a total of approximately 1,165 full-time employees and 398 part-time employees. Neither the Company nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of said employees, neither the Company, any Subsidiary nor Buyer will by reason of the transactions contemplated under this Agreement or anything done prior to the Closing by the Company be liable to any of said employees for so-called "severance pay" or any other payments, except as set forth in Schedule 2.29. Neither the Company nor
                                       -------------
any Subsidiary has any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment, except as set forth in said Schedule. Except as set forth in
Schedule 2.29, and except with respect to the Audits, the Company and each of
-------------
its Subsidiaries are in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, wages and hours, and withholding of taxes and reporting of income. Except as set forth in
Schedule 2.29, there are no charges of employment discrimination or unfair labor
-------------
practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations which are existing, pending or, to the knowledge of the Company and the Stockholders, threatened against or involving the Company or any of its Subsidiaries. Except as set forth in
Schedule 2.29, there are no grievances, complaints or charges that have been
-------------
filed against the Company or any of its Subsidiaries under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that could reasonably be expected to have a Material Adverse Effect on the Company or Subsidiaries taken as a whole, and there is no pending arbitration or similar proceeding or claim. No collective bargaining agreement is in effect or is currently being or, to the knowledge of the Company and the Stockholders, is about to be negotiated by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any information indicating that any of its employment policies or practices is currently being audited or investigated by any federal, state or local government agency. The Company and each of its Subsidiaries is, and has been, in compliance with the requirements of the Immigration Reform Control Act of 1986 at all times since the enactment of said Act. No one has demanded recognition as or otherwise made a claim to be the exclusive representative for purposes of collective bargaining of all or any group of employees of the Company or any of its Subsidiaries. To the knowledge of the Company and the Stockholders, there are no attempts to organize for purposes of collective bargaining any of the employees of the Company or any of its Subsidiaries.

     2.30  Principals.
           ----------

           (a) The list of the Key Principals (as defined in Section 2.11(m) hereof) and the aggregate brokerage commission revenues accrued by the Company during the fiscal year ended August 31, 1997 from each such Key Principal, attached hereto as Schedule 2.30, is true, correct and complete in all material
                   -------------
respects. The Company has delivered to Buyer or made available to its counsel true and complete copies of all written brokerage agreements and/or letters of appointment with or from Key Principals in effect as of the date of this Agreement. Set forth on Schedule 2.30 is a list or summary of all other
                         -------------
agreements and documents with or involving any person or entity and relating to financial obligations of the Company with respect to commissions or other payments received by the Company (or an affiliate of the Company) from Principals. Except as set forth on Schedule 2.30, since December 31, 1997, the
                                    -------------
Company has had no commitment, understanding or agreement with any Principal or any other person or entity relating to payments to be made by the Company to any person or entity computed in whole or in part with respect to sales of or commissions paid or to be paid by any Principal.

           (b) Except as set forth on Schedule 2.30, the Company is not
                                     -------------
currently, and since December 31, 1997 has not been, subject to any notice of probation from any Key Principal. Except as set forth on Schedule 2.30, since
                                                          -------------
December 31, 1997, the Company has not received any oral or written communication from any Key Principal which places the Company on probation or otherwise suggests, threatens or implies (i) possible termination of the Company's appointment as broker for such Key Principal, or (ii) that such Key Principal intends to amend the terms of the Company's brokerage agreement with such Key Principal in order to reappoint, or continue the appointment of, the Company as broker with respect to a lesser portion of the applicable territory than the greatest portion of such area in which, or with respect to fewer than the greatest number of product items or Customers than, the Company acted as broker for such Key Principal during the twelve-month period ended March 31, 1998, or at a lower commission rate than the highest rate paid by such Key Principal to the Company with respect to sales during such period. To the knowledge of the Company and the

Stockholders, the relationships of the Company with its Principals are good commercial working relationships.

           (c) Except as set forth on Schedule 2.30, there are, and since
                                      -------------
December 31, 1997 there have been, no disputes or claims involving individually in excess of $25,000 or in the aggregate in excess of $100,000, (i) between the Company and any Principal, (ii) between the Company and any Customer, or (iii) to the knowledge of the Company and the Stockholders, between any Principal and any Customer. As used in this Section 2.30(c), the terms "disputes" or "claims" shall mean (A) matters which, to the knowledge of the Company and the Stockholders, have been referred to counsel or are the subject of litigation, or
(B) matters as to which a Principal has informed the Company that it intends to seek recourse against the Company, if such matter is not resolved to the satisfaction of such Principal.

     2.31  Transfer of Shares.  Other than in connection with the formation and
           ------------------
operation of the ESOP Trust Fund and the ESOP, no holder of stock of the Company or any Subsidiary has at any time transferred any of such stock to any employee of the Company or any Subsidiary, which transfer constituted or could be viewed as compensation for services rendered to the Company or any Subsidiary by said employee.

     2.32  Stock Repurchase.  Except as set forth on Schedule 2.32, since the
           ----------------                          -------------
date of the Base Balance Sheet, neither the Company nor any Subsidiary has redeemed or repurchased any of its capital stock.

     2.33  Absence of Improper Payments.  Since December 31, 1994, the Company:
           ----------------------------
(a) has not made any contributions, payments or gifts of its property to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payments or gift is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic), (b) has not established or maintained any unrecorded fund or asset for any purpose other than promotional funds, or intentionally made any false or artificial entries on its books or records for any reason, (c) has not made any payments to any person where the Company intended or understood that any part of such payment was to be used for any other purpose other than that described in the documents supporting the payment, or (d) has not made any contribution, or reimbursed any political gift or contribution made by any other person, to candidates for public office, whether federal, state or local, where such contribution would be in violation of applicable law.

     2.34  Inventories.  Except as disclosed in Schedule 2.34, all items in the
           -----------                          -------------
inventories of the Company or any Subsidiary shown on the Base Balance Sheet and existing at the date hereof are of a quality and quantity saleable in the ordinary course of business of the Company and its Subsidiaries at profit margins substantially consistent with their experience during the fiscal year ended August 31, 1997. Except as disclosed in Schedule 2.34, said inventories
                                               -------------
reflect write-downs to realizable values in the case of items which are below standard quality or have become obsolete or unsaleable (except at prices less than cost) through regular distribution channels in the ordinary course of the business of the Company and its

Subsidiaries. No such write-downs since December 31, 1997 have had a Material Adverse Effect on the consolidated financial condition or results of operations of the Company and its Subsidiaries. The values of the inventories stated in the Base Balance Sheet and any subsequent financial statements of the Company or any Subsidiary reflect the normal inventory valuation policies of the Company and its Subsidiaries and were determined at the lower of cost or market in accordance with generally accepted accounting principles, practices and methods consistently applied. Purchase commitments for raw materials and parts are not in excess of normal requirements and none are at prices materially in excess of current market prices. Except as disclosed in Schedule 2.34, all inventory items
                                              -------------
are located on the Owned Real Property or the Leased Real Property. Since the date of the Base Balance Sheet, no inventory items have been sold or disposed of except through sales in the ordinary course of business at profit margins consistent with the experience of the Company and its Subsidiaries during the fiscal year ended August 31, 1997, and all sales commitments for the products of the Company and its Subsidiaries are at prices not less than inventory values plus selling expenses and said profit margins.

     2.35  Net Operating Loss.  Other than as a result of this Agreement, there
           ------------------
has been no change in ownership of the Company that would limit Buyer's ability to utilize the net operating losses of the Company.

     2.36  [Intentionally Omitted].

     2.37  Disclosure.
           ----------

           (a) The representations, warranties and statements contained in this Agreement and in the certificates, Exhibits and Schedules delivered by the Company pursuant to this Agreement to Buyer do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

           (b) Provided that Buyer has accurately incorporated all information furnished in writing by the Company to Buyer specifically for inclusion in the Registration Statement or the Prospectus (as applicable) in connection with the IPO and has deleted from the Registration Statement or the Prospectus (as applicable) all statements that the Company has specifically requested in writing be so deleted, and provided that the Company, the Stockholders and their respective counsel have received and had a reasonable opportunity to review all written correspondence between Buyer and the SEC and the final form of Registration Statement and Prospectus and have been informed of the substance of any material oral correspondence relating to the Company between Buyer, its counsel and the SEC, the Company (and not the Stockholders) represents and warrants that (i) at the time the Registration Statement becomes effective under the Securities Act, the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) at the
time of the closing of the IPO, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this
Section 2.37(b) shall apply only to historical statements and shall not apply to
(A) any financial statements contained in the Registration Statement or (B) statements in or omissions from the Registration Statement and Prospectus relating to any person or entity other than the Company and its officers, directors and stockholders.


SECTION 3. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.

     As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Stockholder hereby severally makes to Buyer each of the representations and warranties set forth in this Section 3 with respect to such Stockholder. No Stockholder shall have any right of indemnity or contribution from the Company or any Subsidiary with respect to the breach of any representation or warranty hereunder.

     3.1  Company Shares.  Such Stockholder owns of record and beneficially the
          --------------
Company Shares set forth opposite such Stockholder's name in Exhibit A, except
                                                             ---------
that shares owned of record by the ESOP Trust Fund are for the benefit of participants in the ESOP in accordance with its terms and shares owned of record by the Merkert Trust and the Merkert CRUT are owned beneficially by the beneficiaries of such trusts. Such Company Shares are, and when delivered by such Stockholder to Buyer pursuant to this Agreement will be duly authorized, validly issued, fully paid, non-assessable and free and clear of any and all liens, encumbrances, charges or claims, under Article 8 of any applicable state version of the Uniform Commercial Code or otherwise.

     3.2  Authority.  Such Stockholder has full right, authority, power and
          ---------
capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Stockholder pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by such Stockholder pursuant to this Agreement constitute valid and binding obligations of such Stockholder, enforceable in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and except as the remedy of specific performance and other injunctive relief may be unavailable in certain cases, and such Stockholder has full power and authority to transfer, sell and deliver the Company Shares to Buyer pursuant to this Agreement. The execution, delivery and performance by such Stockholder of this Agreement and each such agreement, document and instrument:

               (i) does not and will not violate any provision of the organizational documents (including any trust documents) of any Stockholder which is not a natural person, or violate in any material respect any laws of the United States or any state or other jurisdiction applicable to such Stockholder, or require such Stockholder to obtain any material approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made or that will be obtained or made prior to the Closing as provided herein, except where the failure to do so could not reasonably be expected to have an adverse effect on (A) the transactions contemplated hereby, including without limitation, such Stockholder's ability to transfer its Company Shares, or (B) the IPO; and

               (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Stockholder is a party or by which the property of such Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any assets of the Company or any Subsidiary or Company Shares owned by such Stockholder, except as identified in
     Schedule 3.2 or where such consequence could not reasonably be expected to
     ------------
     have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or affect such Stockholder's ability to transfer its Company Shares.

     3.3  Agreements.  Each such Stockholder who is employed by, or retained as
          ----------
a consultant to, the Company or any Subsidiary is not a party to any non-competition, trade secret or confidentiality agreement with any party other than the Company or a Subsidiary. There are no agreements or arrangements not contained herein or disclosed in a Schedule hereto, to which such Stockholder is a party relating to the business of the Company or any Subsidiary or to such Stockholder's rights and obligations as a stockholder, director or officer of the Company or any Subsidiary. Such Stockholder does not own, directly or indirectly, on an individual or joint basis, any material interest in, or serve as an officer or director of, any customer, competitor or supplier of the Company or any Subsidiary, or any organization which has a contract or arrangement with the Company or any Subsidiary. Such Stockholder has not at any time transferred any of the stock of the Company or any Subsidiary held by or for such holder to any employee of the Company or any Subsidiary, which transfer constituted or could be viewed as compensation for services rendered to the Company or any Subsidiary by said employee. Except as set forth on Schedule 3.2
                                                                    ------------
hereto, the execution, delivery and performance of this Agreement by such Stockholder will not violate or result in a default or acceleration of any obligation under any contract, agreement, indenture or other instrument involving the Company or any Subsidiary to which such Stockholder is a party.

     3.4  Investment Representations.  Such Stockholder hereby represents and
          --------------------------
warrants to and agrees with Buyer as follows, and such Stockholder acknowledges that Buyer intends to rely on such representations, warranties and agreements in connection with the transactions contemplated by this Agreement:

          (a) All of the shares of Buyer Common Stock to be acquired by the Stockholder hereunder (the "Buyer Shares") will be acquired for investment for
                            ------------
the Stockholder's own account, not as a nominee or agent, and not with a view toward distribution of any part thereof, and the Stockholder has no present plan or intention of selling, granting participation in, or otherwise disposing of or distributing such Buyer Shares, provided that (i) the ESOP Trust Fund will acquire the Buyer Shares in a fiduciary capacity for the benefit of the ESOP participants and the Buyer Shares may be distributed to such participants or otherwise dealt with in accordance with the terms of the ESOP as in effect on the date hereof and (ii) the Merkert CRUT and the Merkert Trust will acquire the Buyer Shares in a fiduciary capacity for the benefit of the beneficiaries of the Merkert CRUT and the Merkert Trust, respectively. The Stockholder is not currently negotiating with any party to pledge, exchange, sell or otherwise dispose of the Buyer Shares, has not entered into any contract or binding commitment to pledge, exchange, sell or otherwise dispose of the Buyer Shares, and will not enter into any such contract or commitment prior to the transfer of the Buyer Shares to the Stockholders, provided that (i) the ESOP Trust Fund will acquire the Buyer Shares in a fiduciary capacity for the benefit of the ESOP participants and the Buyer Shares may be distributed to such participants or otherwise dealt with in accordance with the terms of the ESOP as in effect on the date hereof and (ii) the Merkert CRUT and the Merkert Trust, respectively will acquire the Buyer Shares in a fiduciary capacity for the benefit of the beneficiaries of the Merkert CRUT and the Merkert Trust, respectively.

          (b) The Stockholder acknowledges and understands that the Buyer Shares will not be registered under the Securities Act in reliance on an exemption from registration under the Securities Act, and that the reliance by Buyer on such exemption is predicated on the representations of the Stockholder set forth herein.

          (c) The Stockholder understands that the Buyer Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Buyer Shares or an available exemption from registration under the Securities Act, the Buyer Shares must be held indefinitely. The Stockholder is aware that current information about Buyer is not now publicly available. The Stockholder agrees that, in addition to any other applicable limitations on the transfer of the Buyer Shares, in no event will he make a transfer, pledge or other disposition of any of the Buyer Shares other than (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an exemption from registration provided for under the Securities Act. At the expense of the Stockholder or his transferee, the Stockholder shall furnish to Buyer an opinion of counsel reasonably satisfactory to Buyer to the effect that such transfer, pledge or other disposition may be made without registration under the Securities Act.

          (d) The Stockholder (i) by reason of his business and financial experience, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of his investment in the Buyer Shares, and (ii) believes his financial condition and investments are such that he is able to bear the economic risk of a complete loss of the Buyer Shares. The Stockholder has had the opportunity to consult with his own advisers with respect to his proposed investment in Buyer. Nothing in this Section 3.4 shall limit Buyer's liability to the Stockholders for any breach by Buyer of any of its representations, warranties, covenants or agreements contained herein.

          (e) The Stockholder agrees that any certificate(s) representing the Buyer Shares shall carry substantially the following legend:

              "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any State. The shares represented by this certificate may not be sold or transferred in the absence of such registration or an exemption from registration."


SECTION 4. COVENANTS OF THE COMPANY AND THE STOCKHOLDERS.

     4.1  Making of Covenants and Agreements.  The Company and the Stockholders
          ----------------------------------
severally hereby make the covenants and agreements set forth in this Section 4 and the Stockholders agree to use all commercially reasonable efforts or to vote appropriately to cause the Company and its Subsidiaries to comply with such agreements and covenants. Following the Closing, no Stockholder shall have any right of indemnity or contribution from the Company or any Subsidiary with respect to the breach of any covenant or agreement hereunder.

     4.2  Conduct of Business.  Between the date of this Agreement and the
          -------------------
Closing Date, except as set forth in Schedule 4.2 attached hereto or as
                                     ------------
specifically consented to by Buyer in writing, which consent shall not be unreasonably withheld, the Company and each of its Subsidiaries will:

          (a) Conduct its business only in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

          (b) Refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from making any capital expenditures (including capitalized lease obligations) in excess of $100,000 in the aggregate without prior written approval of Buyer and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets other than in the ordinary course of business; except as contemplated by the terms of the buyouts set forth in Schedule 8.3(c);
                                                      ---------------

          (c) Refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except in the ordinary course of business;

          (d) Refrain from making any change or incurring any obligation to make a change in its Articles of Organization, by-laws, capital structure or authorized or issued capital stock, including but not limited to the issuance of any option, warrant, call, conversion right or commitment of any kind with respect to the Company's capital stock;

          (e) Other than (i) a cash dividend with respect to the Preferred Stock in an aggregate amount not exceeding the accrued and unpaid dividends on the Preferred Stock as of the Closing Date and (ii) with respect to redemptions by the Company from the ESOP Trust Fund in accordance with the terms of the ESOP, refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock or making any direct or indirect redemption, purchase or other acquisition of its stock;

          (f) Refrain from making any material increase in (i) present compensation for any officers or directors or (ii) in the aggregate, salaries and commission levels for other employees or agents, or making any unusual distributions, to any of its officers, directors, employees, agents or independent contractors;

          (g) Refrain from prepaying any loans (if any) from its stockholders, officers or directors or making any change in its borrowing arrangements;

          (h) Use all commercially reasonable efforts to prevent any change with respect to its banking arrangements;

          (i) Use all commercially reasonable efforts to keep intact its business organization, to prevent any change with respect to its present officers and employees and to preserve the goodwill of all Principals, Customers, independent contractors and others having business relations with it except to the extent that the Company reasonably determines that the failure to do any of the foregoing is in the best interest of the Company and could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole;

          (j) Have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in the Schedule 2.18 hereto
                                                           -------------
or equivalent insurance with any substitute insurers approved in writing by Buyer if available on commercially reasonable terms;

          (k) Furnish Buyer with unaudited monthly balance sheets and statements of income of the Company and each of its Subsidiaries on a consolidated basis within twenty (20) days after each month end for each month ending more than twenty (20) days before the Closing;

          (l) Permit Buyer, the managing underwriters of the IPO and their respective authorized representatives to have full access during regular business hours to all its properties, assets, records, tax returns, contracts and documents and furnish to Buyer, the managing underwriters of the IPO and their respective authorized representatives such financial and other information with respect to its business or properties as they may from time to time reasonably request;

          (m) Use all commercially reasonable efforts to maintain its properties, facilities, equipment and other assets in as good working order and condition as of the date of this Agreement, ordinary wear and tear excepted;

          (n) Perform all its material obligations under debt and lease instruments and all other agreements relating to or affecting its assets, properties, equipment and rights;

          (o) Refrain from entering into any new lease agreements other than in the ordinary course of business; and

          (p) Maintain compliance in all material respects with all applicable permits, rules, laws, regulations, consent orders and the like.

     4.3  Authorization from Others.  Prior to the Closing Date, the
          -------------------------
Stockholders, the Company and each Subsidiary will use all commercially reasonable efforts to obtain all authorizations, consents and permits of others including, without limitation, the mortgagee of the Company's Canton, Massachusetts facility, required to permit the consummation by the Stockholders, the Company and its Subsidiaries of the transactions contemplated by this Agreement.

     4.4  Notification of Certain Matters.  Prior to the Closing, the Company
          -------------------------------
and each of the Stockholders (each a "Notifying Party") shall give prompt notice
                                      ---------------
to Buyer of (a) the occurrence or non-occurrence of any event of which they are aware that would be likely to cause any representation or warranty of the Notifying Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of the Notifying Party to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder and of which they are aware and the Company and the Stockholders shall use all commercially reasonable efforts to prevent or promptly remedy the same. Without limiting the foregoing, from time to time prior to the Closing the Company will promptly supplement or amend the Schedules hereto both to correct any inaccuracy in such Schedules when delivered and to reflect any development which, if existing at the date of this Agreement, would have been required to be set forth in the Schedules or which has rendered inaccurate the information contained in such Schedules (each notice furnishing such information being called a "Company Disclosure Supplement"), and
                                            -----------------------------
at least five (5) business days prior to the Closing the Company will deliver to Buyer a final Company Disclosure Supplement consisting of a complete update of the Schedules hereto as though all representations and warranties contained in
Section 2 and Section 3 hereof were to be made as of the date of the Closing (the "Closing Disclosure Supplement"). In addition, the Company and each of the
      -----------------------------
Stockholders shall promptly notify Buyer in writing if at any time prior to a closing in connection with the IPO it shall obtain knowledge that its representation and warranty contained in Section 2.37(b) was not true and correct in all respects. Except as expressly provided in the next sentence, the delivery of any Company Disclosure Supplement or other notice pursuant to this Section 4.4 shall not render correct any representation or warranty that was incorrect when made or limit or otherwise affect the remedies available hereunder to the party receiving such Company Disclosure Supplement or notice. It is expressly agreed that, for the purpose of determining whether or not the representations and warranties contained in the first sentence of Section 2.6(a), the first sentence of Section 2.6(a)(ii), Section 2.11, the last sentence of Section 2.15 and
Section 2.30(b) are true, correct or accurate at any time after the date hereof, such representations or warranties shall be modified by information set forth in the Closing Disclosure Supplement and any remedies (including, without limitation, the remedies set forth in Section 10) available to the party receiving the Closing Disclosure Supplement based upon the accuracy of such representations and warranties after the date hereof shall be affected by the Closing Disclosure Supplement.

     4.5  Consummation of Agreement.  The Company and each of the Stockholders
          -------------------------
shall use all commercially reasonable efforts to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, the Company will use all commercially reasonable efforts to obtain prior to the Closing all necessary authorizations or approvals of its stockholders and Board of Directors.

     4.6  Cooperation of the Company and Stockholders.  The Company and each of
          -------------------------------------------
the Stockholders shall (a) cooperate with all reasonable requests of Buyer, Buyer's counsel and accountants in connection with the consummation of the transactions contemplated hereby and (b) execute and deliver such other instruments and take such other actions as may be reasonably required by Buyer or the managing underwriters of the IPO in order to carry out the intent of this Agreement and to close the IPO, including without limitation the execution and delivery of customary director and officer questionnaires, S-1 questionnaires and lock-up agreements (provided that the ESOP Trust Fund shall not be prohibited under any such lock-up agreement from distributing shares of Buyer Common Stock to ESOP participants in accordance with the terms of the ESOP) subject to the other terms of this Agreement.

     4.7  No Solicitation of Other Offers.  Unless and until this Agreement
          -------------------------------
shall have been terminated, neither the Company nor any of the Stockholders shall, nor shall the Company permit any of its directors, officers, employees or agents to, directly or indirectly, (i) take any action to solicit, initiate submission of or encourage, proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a portion of the assets of, or any equity interest in, the Company, any merger or business combination with the Company or any public or private offering of interests in the Company (an "Acquisition Proposal"), (ii)
                                          --------------------
participate in any discussions or negotiations regarding an Acquisition Proposal with any person or entity other than Buyer and its representatives, (iii) furnish any information or afford access to the properties, books or records of the Company to any person or entity that may consider making or has made an offer with respect to an Acquisition Proposal other than Buyer and its representatives, or

(iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do any of the foregoing. The Company will promptly notify Buyer upon receipt of any offer or indication that any person is considering making an offer with respect to an Acquisition Proposal or any request for information relative to the Company or for access to the properties, books and records of the Company, and will promptly reject any such offer or request.

     4.8   Confidentiality.  The Company and the Stockholders agree that, unless
           ---------------
and until the Closing has been consummated or until the second anniversary of any termination of this Agreement and unless otherwise required by law, each of the Company, its Subsidiaries, the Stockholders and their officers, directors, agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Buyer with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in Buyer's industry or which has been disclosed to the Company, any Subsidiary or the Stockholders by third parties which have a right to do so or independently developed or acquired by the Company or the Stockholders shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transaction contemplated by this Agreement is not consummated, the Company, its Subsidiaries and the Stockholders will return to Buyer (or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to the Company, its Subsidiaries or the Stockholders in connection with the transaction.

     4.9   Tax-Free Treatment.  Neither the Company nor the Stockholders shall
           ------------------
intentionally take or cause to be taken any action, whether before or after Closing, which would cause the Plan of Organization to fail to qualify as an exchange under (S)351 of the Code.

     4.10  Tax Returns.  The Company and the Stockholders shall cooperate with
           -----------
Buyer to permit the Company and its Subsidiaries in accordance with applicable law to promptly prepare and file on or before the due date or any extension thereof all federal, state and local tax returns required to be filed by the Company and its Subsidiaries with respect to taxable periods ending on or before the Closing.

     4.11  Bank Signatories.  Within ten (10) business days following the date
           ----------------
hereof, the Company shall change the authorized signatories on each of its bank and other accounts listed on Schedule 4.11 attached hereto such that Sidney D.
                             -------------
Rogers and Thomas P. Maher the sole authorized signatories on each such account and shall thereafter not change the authorized signatories on any such account through the Closing.

     4.12  Buyouts.  At Buyer's request, the Company will take all reasonable
           -------
steps to enter into agreements with certain entities previously acquired by the Company (which agreements shall be reasonably satisfactory to Buyer) pursuant to which the Company shall obtain an option to buy out the remaining obligations of the Company with respect to each such entity for a price to be agreed upon by Buyer, the Company and the respective entity; provided that, the Company shall not be required to enter into any such agreements unless (i) such agreement is not consummated until and will be subject to, the consummation of the transaction contemplated hereby and (ii) such agreement either (A) may be terminated by the Company upon termination of this Agreement or (B) expires pursuant to its terms no later than December 31, 1998 without any payment by or penalty to the Company.

     4.13  No Transfer of Company Shares.  Unless and until this Agreement shall
           -----------------------------
have been terminated in accordance with its terms, except for transfers of securities by the ESOP Trust Fund to certain participants or the Company as required or permitted by the ESOP as in effect on the date hereof or by applicable law, no Stockholder shall directly or indirectly enter into any contract or binding commitment to sell, exchange, deliver, assign, pledge, encumber or otherwise transfer or dispose of any Company Shares, nor shall any Stockholder directly or indirectly enter into any contract or binding commitment or grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner any Company Shares.

     4.14  Affiliate Transactions.  All accounts and loans receivable of the
           ----------------------
Company or any Subsidiary from any Stockholder or any director of the Company or any Subsidiary shall have been paid in full prior to the Closing.

     4.15  Canton Conservation Commission Matter.  The Company shall use all
           -------------------------------------
commercially reasonable efforts to (i) complete any and all work required by the Canton Conservation Commission (the "CCC") to comply with the Order of
                                     ---
Conditions issued by the CCC on May 2, 1996, and (ii) obtain from the CCC a Certificate of Compliance, indicating that the additional work was performed satisfactorily.

     4.16  Termination of Certain Agreements.  Prior to the Closing Date, the
           ---------------------------------
Company and the Stockholders shall terminate, pursuant to documentation in form and substance reasonably satisfactory to Buyer and its counsel and without any liability to the Company, (a) any stockholders' agreements, voting trusts, proxies, options or warrants between or among the Company and/or the Stockholders and (b) each of the agreements listed on Schedule 4.16.
                                                      -------------

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER.

     5.1  Making of Representations and Warranties.  As a material inducement to
          ----------------------------------------
the Company and the Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties to the Company and the Stockholders contained in this Section 5.

     5.2  Organization and Qualifications of Buyer.  Buyer is a corporation duly
          ----------------------------------------
organized, validly existing and in good standing under the laws of State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of Buyer's Certificate of Incorporation, certified by the Delaware Secretary of State, and of Buyer's by-laws, certified by Buyer's Secretary, as heretofore delivered to Company's counsel, are complete and correct at the date hereof, and no amendments thereto are pending. Buyer is not in violation of any term of its Certificate of Incorporation or by-laws. Buyer is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business makes its qualification so necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on Buyer.

     5.3  Capital Stock of Buyer.  As of the date hereof, the authorized capital
          ----------------------
stock of Buyer consists of 10,000 shares of Buyer Common Stock. As of the date hereof, 1,800 shares of Buyer Common Stock are issued, outstanding, fully paid and non assessable. As of the date hereof, no shares of Buyer Common Stock are reserved for issuance upon exercise of outstanding stock options, warrants or otherwise, except for shares of Buyer Common Stock reserved for issuance pursuant to Buyer's 1998 Stock Option and Incentive Plan. Except for options outstanding under Buyer's 1998 Stock Option and Incentive Plan, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of Buyer. No capital stock of Buyer has been issued in violation of any federal or state law or in violation of any preemptive rights or any other rights of any person. There are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of any capital stock of Buyer to which Buyer is a party. Buyer has no Subsidiaries.

     5.4  Authority of Buyer.  Buyer has full right, authority and power to
          ------------------
enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of Buyer and no other action on the part of Buyer or its stockholders is required in connection therewith.

     This Agreement and each agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and except as the remedy of specific performance and other injunctive relief may be unavailable in certain cases. The execution, delivery and performance by Buyer of this Agreement and each such agreement, document and instrument:

               (i) does not and will not violate any provision of the Certificate of Incorporation or by-laws of Buyer;

               (ii) does not and will not violate in any material respect any laws of the United States, or any state or other jurisdiction applicable to Buyer or require Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made or will be obtained or made prior to the Closing; and

               (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Buyer is a party or by which the property of Buyer is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Buyer's assets or its capital stock.

     5.5  Operations and Financial Condition; Absence of Undisclosed
          ----------------------------------------------------------
Liabilities.  Buyer has not conducted any material business operations other
-----------
than in connection with the transactions contemplated hereby, the Rogers-American Acquisition and the IPO or in preparation for operations to be conducted after the Closing Date. Buyer does not have any material tangible assets or material liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise and whether due or to become due, including without limitation liabilities that may become known or arise after the date hereof and which relate to transactions entered into or any state of facts existing on or before the date hereof and which would be required under generally accepted accounting principles to be shown in a balance sheet or referenced in the notes thereto prepared as of the date hereof, other than those incurred in connection with the transactions contemplated hereby, the Rogers-American Acquisition and the IPO or in connection with Buyer's preparation for future operations.

     5.6  Buyer Common Stock.  The shares of Buyer Common Stock to be delivered
          ------------------
to the Stockholders at the Closing, when delivered in accordance with the terms of this Agreement, will be valid and legally issued shares of Buyer Common Stock, fully paid and nonassessable.

     5.7  Finder's Fee.  Buyer has not incurred or become liable for any
          ------------
broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     5.8  Conformity With Law.  Buyer is not in violation in any material
          -------------------
respect of any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau agency or instrumentality having jurisdiction over it. There are no claims, actions, suits or proceedings, pending or, to the knowledge of Buyer, threatened against or affecting Buyer or that challenges or could prevent or delay the consummation of the transactions contemplated hereby or contemplated by the Other Agreement, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentally have jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received.

     5.9   Private Offering.  Neither Buyer, any of its affiliates nor anyone on
           ----------------
its behalf, has issued, sold or offered any securities of Buyer to any person under circumstances that would cause the issuance and sale of the Buyer Common Stock pursuant to this Agreement or the Other Agreement to be subject to the registration requirements of the Securities Act. Assuming that the representations and warranties of (i) the Stockholders contained in Section 3.4 of this Agreement and (ii) the stockholders of Rogers-American contained in
Section 3.4 of the Other Agreement are true and correct as of the date hereof and as of the Closing Date, the offering of shares of Buyer Common Stock pursuant to the Plan of Organization will be made in compliance in all material respects with applicable federal and state securities laws.

     5.10  Tax-Free Transaction.  Buyer has not intentionally taken or caused to
           --------------------
be taken any action which would cause the Plan of Organization to fail to qualify as an exchange under (S)351 of the Code.

     5.11  No Selling Stockholders.  The shares of Buyer Common Stock to be sold
           -----------------------
in the IPO will consist solely of shares sold by Buyer and not for the account of any selling stockholder.

     5.12  Disclosure.  Neither the Registration Statement, at the time it
           ----------
becomes effective under the Securities Act, nor the Prospectus, at the time of the Closing of the IPO, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 5.12 shall not apply to statements contained in or omitted from such documents in reliance upon information provided by the Company or the Stockholders.


 SECTION 6. COVENANTS OF BUYER.

     6.1  Making of Covenants and Agreements.  Buyer hereby makes the covenants
          ----------------------------------
and agreements set forth in this Section 6.

     6.2  Confidentiality.  Buyer agrees that, unless and until the Closing has
          ---------------
been consummated or until the second anniversary of any termination of this Agreement, Buyer and its officers, directors, agents and representatives will hold in strict confidence, and will not use any confidential or proprietary data or information obtained from the Company or the Stockholders with respect to the business or financial condition of the Company and its Subsidiaries except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in the industries of the Company or its Subsidiaries or which has been disclosed to Buyer by third parties which have a right to do so or independently developed or acquired by Buyer shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transaction contemplated by this Agreement is not consummated, Buyer will return to the Company (or certify that it has destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to Buyer in connection with the transaction. Notwithstanding the foregoing, Buyer shall be permitted to disclose such information about the Company, its stockholders and the transactions contemplated hereby as may be legally required, and otherwise reasonably necessary, in the preparation, completion, filing and distribution of such reports, filings and other documents required by the Securities Act or the Securities Exchange Act of 1934, as amended.

     6.3  Tax-Free Treatment.  Buyer shall not intentionally take or cause to be
          ------------------
taken any action whether before or after the Closing, which would cause the Plan of Organization to fail to qualify as an exchange under (S)351 of the Code.

     6.4  Listing of Buyer Common Stock.  Buyer covenants that it will take all
          -----------------------------
actions commercially reasonably necessary to cause the Buyer Common Stock to be listed on The New York Stock Exchange or quoted on the Nasdaq National Market on or prior to the Closing Date.

     6.5  Consummation of Agreement and Other Agreement.  Buyer shall use all
          ---------------------------------------------
commercially reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement and the Other Agreement, to the end that the transactions contemplated by this Agreement and the Other Agreement shall be carried out.

     6.6  Authorization from Others.  Prior to the Closing, Buyer will use all
          -------------------------
commercially reasonable efforts to obtain all authorizations and permits of others required to permit the consummation by Buyer of the transactions contemplated by this Agreement.

     6.7  Form of Tax Opinion.  Within a reasonable period of time after the
          -------------------
date hereof, counsel to Buyer will deliver a reasonable form of tax opinion consistent with Section 8.3(e) to counsel for the Company and the Stockholders for their review.

     6.8  Continuing Indemnification and Liability Insurance Coverage.  From and
          -----------------------------------------------------------
after the consummation of the transactions contemplated hereby, Buyer and the Company shall, to the extent permitted by law, include in their respective charter documents provisions for indemnification of the directors and officers of the Company, with respect to matters occurring through the Closing Date, at least to the extent provided in the Company's Articles of Organization or by-laws as of the date hereof. Buyer also agrees to (A) use its best efforts to continue in effect (or to cause the Company to continue in effect) policies of directors' and officers' liability insurance, professional liability insurance and employee benefit plan fiduciary liability insurance, which provide limits at least equal to the limits provided under, and otherwise provide for terms and conditions comparable to, such policies of the Company in effect as of the date hereof, which shall be kept in effect until at least the fourth anniversary of the Closing Date, and (B) continue (or cause the Company to continue) in effect the indemnification provided for under the terms of the ESOP.

     6.9  Notice of Breach.  Prior to the Closing, Buyer shall give prompt
          ----------------
notice to the Company and the Stockholders' Representative of (a) the occurrence or non-occurrence of any event of which they are aware that would be likely to cause any representation or warranty of Buyer contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of Buyer to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder and of which Buyer is aware and Buyer shall use all commercially reasonable efforts to prevent or promptly remedy the same.

 SECTION  7. ADDITIONAL AGREEMENTS.

     7.1  S-1 Registration Statement.  The parties shall cooperate in the
          --------------------------
preparation and filing with the SECTION of the Registration Statement under the Securities Act with respect to the IPO and will use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable.

     7.2  Filings Under Hart-Scott-Rodino Act.  As soon as practicable, each of
          -----------------------------------
Buyer and the Company shall file with the Federal Trade Commission (the "FTC")
                                                                         ---
and the Antitrust Division of the Department of Justice (the "Antitrust
                                                              ---------
Division") a premerger notification form and any supplemental information (other
--------
than privileged information) which may be requested in connection therewith pursuant to the Hart-Scott-Rodino Act, which filings and supplemental information will comply in all material respects with the requirements of the Hart-Scott-Rodino Act. Each of Buyer and the Company shall cooperate fully with the other in connection with the preparation of such filings and shall use their respective best efforts to respond to any requests for supplemental information from the FTC or the Antitrust Division and to obtain early termination of any waiting period applicable to the transfer of Company Shares pursuant to this Agreement under the Hart-Scott-Rodino Act. Any and all filing fees required to be paid in connection with the premerger notification form pursuant to the Hart-Scott-Rodino Act shall be borne and paid by one half by Buyer and one half by the Company.

     7.3  Securities Filings by Stockholders.  The Company, at its own expense,
          ----------------------------------
shall assist each Stockholder in preparing and timely filing any and all reports on Form 13-D or 13-G, or Forms 3, 4 and 5 promulgated by the SEC with the SEC with respect to each Stockholder's beneficial and/or legal ownership of the Buyer Common Stock as may be applicable to such persons from time to time on and after the Closing.


 SECTION 8. CONDITIONS.

     8.1  Conditions to the Obligations of Certain of the Parties.  The
          -------------------------------------------------------
obligations of each of the Company, the Stockholders and Buyer to consummate this Agreement and the transactions are subject to the fulfillment, prior to or at the Closing, of the following conditions:

          (a) No Litigation.  There shall have been no determination by Buyer,
              -------------
the Company or the Stockholders, as the case may be, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of litigation, proceedings or other action against Buyer, the Company or any Subsidiary or Stockholder.

          (b) Hart-Scott-Rodino.  All required filings under the Hart-Scott-
              -----------------
Rodino Act shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act shall have occurred without the objection of such federal authorities.

          (c) Registration Statement.  The Registration Statement shall have
              ----------------------
become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (d) Listing of Buyer Common Stock.  The shares of Buyer Common Stock
              -----------------------------
which shall be issued to the stockholders of the Company upon the Closing shall have been authorized for listing on the New York Stock Exchange or quoted on the Nasdaq National Market, subject to official notice of issuance.

          (e) Registration Rights Agreement.  Buyer and the Stockholders shall
              -----------------------------
have entered into a registration rights agreement (the "Registration Rights
                                                        -------------------
Agreement") in the form attached as Exhibit E hereto.
---------                           ---------

     8.2  Conditions to the Obligations of Buyer.  The obligation of Buyer to
          --------------------------------------
consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a) IPO and Rogers-American Acquisition.  The IPO and the Rogers-
              -----------------------------------
American Acquisition shall have been completed at the same time as the transfer of the Company Shares hereunder.

          (b) Representations; Warranties; Covenants.  Each of the
              --------------------------------------
representations and warranties of the Company and the Stockholders contained in
Section 2 and Section 3, respectively, (giving effect to the Schedules, but not to any Company Disclosure Supplement or the Closing Disclosure Supplement) shall
(i) be true and correct as of the Closing Date as though made on and as of the Closing, except for such breaches of representations and warranties which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect; provided, however, that (A) representations and warranties expressly made as of an earlier date need only be true and correct in all material respects as of such earlier date,
(B) the representations and warranties contained in Section 2.7 shall each be true and correct in all material respects as though made on and as of the Closing Date and (C) the representations and warranties contained in Section
2.37 shall be true and correct as though made on and as of the Closing Date. The Company and each of the Stockholders shall, on or before the Closing, have performed in all material respects all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

          (c) No Material Change.  There shall have been no material adverse
              ------------------
change in the financial condition, properties, assets, liabilities, business or operations of the Company or any Subsidiary since the date hereof, whether or not in the ordinary course of business.

          (d) Certificate from Officers.  The Company shall have delivered to
              -------------------------
Buyer a certificate of the Company's President and Chief Financial Officer dated as of the Closing executed on behalf of the Company to the effect that, except as set forth in such certificate, the statements set forth in paragraph (b) and
(c) above in this Section 8.2 are true and correct.

          (e) Payroll Tax.  The Company shall have paid to the IRS under the
              -----------
Payroll Tax Agreement an amount in cash equal to $1,145,844, which payment shall be made prior to the Closing Date.

          (f) Opinion of Counsel.  On the Closing Date, Buyer shall have
              ------------------
received from (i) Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. ("Mintz,
                                                                        ------
Levin"), counsel for the Company, an opinion as of said date, in the form
-----
attached hereto as Exhibit F, and (ii) Zack Kosnitzky, P.A., counsel for the
                   ---------
Merkert Trust, the Merkert CRUT and Robert Q. Crane, an opinion as of said date, in the form attached hereto as Exhibit G, which opinions shall provide that they
                               ---------
may be relied upon by the managing underwriters of the IPO.

          (g) Federal Tax Opinion.  Buyer shall have received an opinion of
              -------------------
Goodwin, Procter & Hoar LLP, counsel to Buyer, in form and substance reasonably satisfactory to Buyer, dated as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the transfer of Company Shares and the receipt of Buyer Common Stock by the Stockholders hereunder will be treated for federal income tax purposes as an exchange qualifying under (S) 351 of the Code. In rendering such an opinion, Goodwin, Procter & Hoar LLP may require and rely on representations as to factual matters made in certificates of officers of Buyer, the Company and others.

          (h) Consents.  The Company or the Stockholders shall have made all
              --------
filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Company, its Subsidiaries or the Stockholders in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the Company and its Subsidiaries by Buyer subsequent to the Closing, except where the failure to make such filings, either individually or in the aggregate, would not adversely affect the consummation of the transactions contemplated hereby and could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The Company, the Stockholders and Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, including any and all notices, consents and waivers required by the terms of any securities that are convertible or exercisable into Common Stock, from all third parties (other than Principals), including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of the Company and each Subsidiary and the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement, except where the failure to obtain any such authorizations, waivers, consents or permits, either individually or in the aggregate, would not adversely affect the consummation of the transactions contemplated hereby and could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

          (i) Employment and Non-Competition Agreements.  The existing
              -----------------------------------------
Employment Agreements between each of Gerald R. Leonard, Glenn F. Gillam and Murray C. Rosen and the Company shall have been terminated, and each of Gerald
R. Leonard, Glenn F. Gillam, Murray C. Rosen and Sidney D. Rogers, Jr. shall have executed and delivered to Buyer an Employment and Non-Competition Agreement in substantially the form of Exhibit H attached hereto.
                             ---------

          (j) Resignations.  The Company shall have delivered to Buyer the
              ------------
resignations of all of the directors and executive officers of the Company and each Subsidiary, such resignations to be effective at the Closing.

          (k) Releases.  The Company shall have delivered to Buyer general
              --------
releases signed by each Stockholder in the form attached hereto as Exhibit I.
                                                                   ---------

     8.3  Conditions to the Obligations of the Company and the Stockholders.
          -----------------------------------------------------------------
The obligation of the Company and the Stockholders to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a) IPO and Rogers-American Acquisition.  The IPO and the Rogers-
              -----------------------------------
American Acquisition shall have been completed at the same time as the purchase and sale of Company Shares hereunder.

          (b) Representations; Warranties; Covenants.  Each of the
              --------------------------------------
representations and warranties of Buyer contained in Section 5 shall be true and correct in all material respects as though made on and as of the Closing; Buyer shall, on or before the Closing, have performed in all material respects all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing; and Buyer shall have delivered to the Company and the Stockholders a certificate of the President of Buyer dated on the Closing and executed on behalf of Buyer to such effect.

          (c) Buyouts.  Buyer and each of Eugene F. Merkert and Robert Q. Crane
              -------
shall have executed and delivered mutually satisfactory documentation evidencing the buyout of certain agreements with such individuals and the termination of their employment with the Company, all pursuant to the terms set forth on
Schedule 8.3(c) attached hereto.
---------------

          (d) Opinion of Counsel.  On the Closing Date, the Company and the
              ------------------
Stockholders shall have received from Goodwin, Procter & Hoar LLP, counsel for Buyer, an opinion as of said date, in form attached hereto as Exhibit J.
                                                              ---------

          (e) Federal Tax Opinion.  The Company and the Stockholders shall have
              -------------------
received an opinion of Goodwin, Procter & Hoar LLP, counsel to Buyer, in form and substance reasonably satisfactory to the Company and the Stockholders, dated as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the transfer of Company Shares and the receipt of Buyer Common Stock by the Stockholders hereunder will be treated for federal income tax purposes as an exchange qualifying under (S) 351 of the Code. In rendering such an opinion, Goodwin, Procter & Hoar LLP may require and rely on representations as to factual matters made in certificates of officers of Buyer, the Company and others.


 SECTION 9. TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.

     9.1  Termination.  At any time prior to the Closing, this Agreement may be
          -----------
terminated as follows:

          (a) by mutual written consent of all of the parties to this Agreement;

          (b) by the Company or any Stockholder, provided that neither the Company nor any of the Stockholders is in material breach of this Agreement, (i) if Buyer is in material breach of this Agreement and such breach shall remain uncured for a period of ten (10) business days after the Company shall have given written notice of such breach to Buyer, or
     (ii) if Buyer shall have explicitly or by conduct repudiated this Agreement and such repudiation shall have remained uncured for a period of five (5) business days after the Company shall have given written notice thereof to Buyer, or (iii) if by November 30, 1998, any of the conditions in Section
     8.1 or Section 8.3 shall not have been satisfied, complied with or performed in all material respects (unless such failure of satisfaction, noncompliance or nonperformance is the result directly or indirectly of any intentional or willful action or intentional or willful failure to act on the part of the Company or any Stockholder) and the Company and the Stockholders shall not have waived such failure of satisfaction, noncompliance or nonperformance; or

          (c) by Buyer, provided that Buyer is not in material breach of this Agreement, (i) if the Company or any Stockholder is in material breach of this Agreement and such breach shall remain uncured for a period of ten
     (10) business days after Buyer shall have given written notice of such breach to the Company and, if applicable, such Stockholder, (ii) if the
                           ---
     Company or any Stockholder shall have explicitly or by conduct repudiated this Agreement and such repudiation shall have remained uncured for a period of five (5) business days after Buyer shall have given written notice thereof to such party, or (iii) if by November 30, 1998, any of the conditions in Section 8.1 or Section 8.2 shall not have been satisfied, complied with or performed in all material respects (unless such failure of satisfaction, noncompliance or nonperformance is the result directly or indirectly of any intentional or willful action or intentional or willful failure to act on the part of Buyer) and Buyer shall not have waived such failure of satisfaction, noncompliance or nonperformance.

     9.2  Effect of Termination.  All obligations of the parties hereunder shall
          ---------------------
cease upon any termination pursuant to Section 9.1, provided, however, that (i) the provisions of this Section 9, Section 4.8, Section 6.2 and Section 11 hereof shall survive any termination of this Agreement, (b) nothing herein shall relieve any party from any liability for a material error or omission in any of its representations or warranties contained herein or a material failure to comply with any of its covenants, conditions or agreements contained herein and
(c) any party may proceed as further set forth in Section 9.3 below.

     9.3  Right to Proceed.  Anything in this Agreement to the contrary
          ----------------
notwithstanding (other than Section 4.5 of this Agreement), if any of the conditions specified in Section 8.1 or Section 8.2 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Section 8.1 or Section 8.3 hereof have not been satisfied, the Company and the Stockholders shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.


SECTION 10. INDEMNIFICATION.

     10.1 Survival.  Each of the representations, warranties, agreements,
          --------
covenants and obligations herein or in any Schedule, Exhibit or certificate delivered by any party incident to the transactions contemplated hereby is material, may be relied upon by the party receiving the same, shall (subject to the provisions of Sections 10.3(d) and 10.5(d) hereof) survive the Closing regardless of any investigation by or knowledge of such party and shall not merge into the performance of any obligation by any party hereto.

     10.2  Indemnification by the Stockholders.  Each of the Stockholders,
           -----------------------------------
Eugene F. Merkert and their respective successors, executors, administrators, estates, heirs and permitted assigns agree subsequent to the Closing, severally but not jointly (except as provided below), to indemnify and hold harmless Buyer, its subsidiaries and affiliates and their respective officers, directors, employees and agents (individually, a "Buyer Indemnified Party" and
                                       -----------------------
collectively, the "Buyer Indemnified Parties") from and against and in respect
                   -------------------------
of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) (a "Loss" or "Losses")
                                                              ----      ------
sustained, suffered or incurred by any Buyer Indemnified Party arising out of or resulting from:

          (a) fraud, intentional misrepresentation or a deliberate or willful breach by the Company or any Stockholder of any of their representations or warranties under this Agreement or in any Schedule, Exhibit or certificate delivered under or in connection with this Agreement;

          (b) conditions, circumstances or occurrences which constitute or result in any breach (other than a breach described in Section 10.2(a) above) of any representation or warranty made by the Company or any Stockholder in this Agreement or in any Schedule, Exhibit or certificate delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any such breach;

          (c) any of the Audit Liabilities or any liability of the Company or any Subsidiary for Taxes arising from an event or transaction occurring prior to the Closing or as a result of the Closing, including, without limitation, any increase in Taxes due to the unavailability of any loss or deduction claimed by the Company or any Subsidiary, provided that the Buyer Indemnified Parties shall not be entitled to indemnification hereunder for Losses resulting from the Settled Audits beyond the Tax Escrow except to the extent that the Tax Escrow is not sufficient to satisfy such Losses;

          (d) any breach of any covenant or agreement made by the Company or any Stockholder in this Agreement or in any Schedule, Exhibit or certificate delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any such breach; and

          (e) any liability of the Company or any Subsidiary for misuse, misapplication or improper handling, administration or management of market development or promotional funds or market development or promotional fund accounts, in each case which arises from an event or transaction occurring prior to the Closing.

     Claims under clauses (a) through (e) of this Section 10.2 are collectively referred to herein as "Buyer Indemnifiable Claims," and Losses in respect of
                       --------------------------
such claims are collectively referred to herein as "Buyer Indemnifiable Losses."
                                                    --------------------------

     For purposes of this Section 10.2, "severally" means each Stockholder shall be liable only for such Stockholder's Common Proportionate Share of any Buyer Indemnifiable Losses. Buyer Indemnifiable Losses resulting from or arising out of the breach by a Stockholder of any representation or warranty contained in
Section 3 or any covenant or agreement made by such Stockholder in this Agreement or in any Schedule, Exhibit or certificate delivered under or in connection with this Agreement shall be satisfied solely by recourse to such breaching Stockholder's Common Proportionate Share of the Escrowed Shares and only to the extent of such breaching Stockholder's Common Proportionate Share of the Escrowed Shares (subject to the option of such breaching Stockholder to pay cash in accordance with the terms of the Indemnification Escrow Agreement).

     Notwithstanding the fact that the indemnification provided in this Section
10.2 provides that the Stockholders shall be liable "severally and not jointly," it is understood and agreed that Eugene F. Merkert, individually, the Merkert Trust and the Merkert CRUT shall be jointly and severally liable for any and all Losses resulting, directly or indirectly, from claims made against the Merkert Trust or the Merkert CRUT pursuant to the indemnification provided in this
Section 10.

     10.3 Limitations on Indemnification by the Stockholders.
          --------------------------------------------------

          (a) Indemnification Escrow.  Subject to the exceptions set forth in
              ----------------------
Section 10.3(c) below, all Buyer Indemnifiable Claims and Buyer Indemnifiable Losses shall be satisfied solely by the Escrowed Shares or, at the option of each Stockholder, cash pursuant to the terms of this Agreement and the Indemnification Escrow Agreement, provided that Buyer Indemnifiable Claims and Buyer Indemnifiable Losses relating to the Audit Liabilities may also be satisfied by the Tax Escrow pursuant to the terms of this Agreement and the Tax Escrow Agreement. To the extent any Buyer Indemnifiable Losses are paid by a Stockholder in cash rather than Escrowed Shares pursuant to the Indemnification Escrow Agreement, a number of Escrowed Shares (rounded to the nearest whole share) equal to the amount of cash so paid divided by the IPO Price (subject to appropriate adjustment after the Closing Date for any stock split or stock dividend with respect to Buyer Common Stock, or any combination or reclassification of the Buyer Common Stock into a greater or smaller number of shares) shall be distributed to such Stockholder in accordance with the Indemnification Escrow Agreement.

          (b) Deductible.  Subject to the exceptions set forth in Section
              ----------
10.3(c) below, no indemnification shall be payable by the Stockholders with respect to Buyer Indemnifiable Losses except to the extent that the cumulative amount of all Buyer Indemnifiable Losses exceed Four Hundred Thousand Dollars ($400,000) in the aggregate (the "Deductible Amount"), whereupon the amount by
                                  -----------------
which such Buyer Indemnifiable Losses exceed the Deductible Amount shall be recoverable in accordance with the terms hereof.

          (c)  No Limitation on Certain Claims.  Notwithstanding anything herein
               -------------------------------
to the contrary, Buyer Indemnified Parties (i) shall be entitled to dollar-for-dollar indemnification from the first dollar, (ii) shall not be subject to the Deductible Amount, (iii) shall not be limited to recourse against the Escrowed Shares, (iv) shall be entitled to claim directly against any Stockholder and (v) shall not be subject to any limitation as to time (except as provided in Section 10.3(d)), in seeking indemnification from the Stockholders with respect to any of the following:

               (A) Losses involving a breach by the Company or any Stockholder of any of the representations and warranties contained in Sections 2.3 and 3.1; or

               (B) Buyer Indemnified Losses described in Sections 10.2(a).

          (d)  Time Limitation.  No indemnification shall be payable to a Buyer
               ---------------
Indemnified Party with respect to any Buyer Indemnifiable Claim asserted after the first anniversary of the Closing Date (the "Expiration Date"); provided that
                                                ---------------
(i) any Buyer Indemnifiable Claim as to which notice is given by a Buyer Indemnified Party to the Stockholders prior to the Expiration Date shall survive the Expiration Date until final resolution of such Buyer Indemnifiable Claim and
(ii) Buyer Indemnifiable Claims based upon or related to a breach of any representation or warranty contained in Sections 2.3 and 3.1 and claims relating to Buyer Indemnifiable Losses described in Sections 10.2(a) and 10.2(c) may be asserted until the 60th day following expiration of the statute of limitations (if any) applicable to such claim.

     10.4 Indemnification by Buyer.  Buyer and its successors and permitted
          ------------------------
assigns agree subsequent to the Closing to indemnify and hold harmless the Stockholders and their respective successors, executors, administrators, trustees, estates, heirs and permitted assigns (individually, a "Stockholder
                                                                 -----------
Indemnified Party" and collectively, the "Stockholder Indemnified Parties") from
-----------------                         -------------------------------
and against and in respect of all Losses sustained, suffered or incurred by any Stockholder Indemnified Party arising out of or resulting from:

          (a) fraud, intentional misrepresentation or a deliberate or willful breach by Buyer of any of its representations or warranties under this Agreement or in any Schedule, Exhibit or certificate delivered under or in connection with this Agreement;

          (b) conditions, circumstances or occurrences which constitute or result in any breach (other than a breach described in Section 10.4(a) above) of any representation or warranty made by Buyer in this Agreement or in any Schedule, Exhibit or certificate delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any such breach; and

          (c) any breach of any covenant or agreement made by Buyer in this Agreement or in any Schedule, Exhibit or certificate delivered under or in connection with this

Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any such breach.

     Claims under clauses (a) through (c) of this Section 10.4 are collectively referred to herein as "Stockholder Indemnifiable Claims," and Losses in respect
                       --------------------------------
of such claims are collectively referred to as "Stockholder Indemnifiable
                                                -------------------------
Losses."
-------

     10.5 Limitations on Indemnification by Buyer.
          ---------------------------------------

          (a) Maximum Indemnification.  Subject to the exceptions set forth in
              -----------------------
Section 10.5(c) below, Buyer shall not be obligated to indemnify Stockholder Indemnified Parties for any amount of Stockholder Indemnifiable Losses in excess of $3,583,124.

          (b) Deductible.  Subject to the exceptions set forth in Section
              ----------
10.5(c) below, no indemnification shall be payable by Buyer with respect to Stockholder Indemnifiable Losses except to the extent that the cumulative amount of all Stockholder Indemnifiable Losses exceed the Deductible Amount, whereupon the amount by which such Stockholder Indemnifiable Losses exceed the Deductible Amount shall be recoverable in accordance with the terms hereof.

          (c) No Limitation on Certain Claims.  Notwithstanding anything herein
              -------------------------------
to the contrary, Stockholder Indemnified Parties shall be entitled to dollar-for-dollar indemnification from the first dollar and shall not be subject to the Deductible Amount or maximum amount of claims, whether pursuant to this Section
10.5 or otherwise, or any limitation as to time (except as provided in Section 10.5(d)) in seeking indemnification from Buyer with respect to Stockholder Indemnifiable Losses involving a breach by Buyer of any of the representations and warranties contained in Sections 5.3, 5.6, 5.9 and 5.10 and Stockholder Indemnifiable Losses described in Section 10.4(a).

          (d) Time Limitation.  No indemnification shall be payable to a
              ---------------
Stockholder Indemnified Party with respect to any Stockholder Indemnifiable Claim asserted after the Expiration Date; provided that (i) any Stockholder Indemnifiable Claim as to which notice is given by a Stockholder Indemnified Party to Buyer prior to the Expiration Date shall survive the Expiration Date until final resolution of such Stockholder Indemnifiable Claim and (ii) Stockholder Indemnifiable Claims based upon or related to a breach of any representation or warranty contained in Sections 5.3, 5.6, 5.9 and 5.10 and claims relating to Stockholder Indemnifiable Losses described in Section 10.4(a) may be asserted until the 60th day following expiration of the statute of limitations (if any) applicable to such claim.

     10.6 Notice; Defense of Claims.
          -------------------------

          (a) Notice of Claims.  Promptly and no later than fifteen (15) days
              ----------------
after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing (a "Claim Notice") to the indemnifying party, but the
                       ------------
omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such Claim Notice. Such Claim Notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted.

          (b) Third Party Claims.  With respect to third party claims, if within
              ------------------
20 days after receiving the Claim Notice the indemnifying party gives written notice (the "Defense Notice") to the indemnified party stating that it disputes
             --------------
and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification.

     The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the indemnifying parties' obligation to indemnify the indemnified party therefor will be fully satisfied. The indemnifying party shall at all times control the conduct of the defense, provided that the indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, the indemnified party shall at all times have the right to participate in such defense at its own expense directly or through counsel.

     If no Defense Notice is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

          (c) Non-Third Party Claims.  With respect to non-third party claims,
              ----------------------
if within 45 days after receiving the Claim Notice the indemnifying party does not give written notice to the indemnified party that it contests such indemnity, the amount of indemnity payable for such claim shall be as set forth in the Claim Notice. If the indemnifying party provides written notice to the indemnified party within such 45-day period that it contests such indemnity, the parties shall attempt in good faith to reach an agreement with regard thereto within 30 days of delivery of the indemnifying party's notice.

          (d) 1995-97 Audit.  Notwithstanding Sections 10.6(a), 10.6(b) and
              -------------
10.6(c), with respect to the Audit by the IRS of the Company's federal income tax returns for the fiscal years ended 1995, 1996 and 1997 (the "1995-97
                                                                 -------
Audit"), (i) Buyer shall direct, through advisers of its own choosing and at its
-----
own expense, all administrative and judicial proceedings and shall conduct a good faith and diligent defense of the 1995-97 Audit, and (ii) Buyer shall have the right, with the consent of the Stockholders' Representative, which consent shall not be unreasonably withheld, to compromise or settle all matters relating to the 1995-97 Audit.

     10.6 Sole Remedy.  From and after the Closing, the sole and exclusive
          -----------
remedy of the parties hereto with respect to any and all monetary claims (other than fraud claims) relating to this Agreement and the transactions contemplated hereby shall be the indemnification provisions set forth in this Section 10. With respect to non-monetary damages or relief (such as breaches of covenants to be performed after the Closing Date) or fraud, the remedies set forth in this
Section 10 are cumulative and shall not be construed to restrict or otherwise affect any other remedies that may be available to the indemnified party under any agreement, pursuant to law or otherwise. In determining Losses hereunder, due account shall be taken of all relevant factors, including, without limitation, the net present value of (i) any insurance proceeds (net of any negative tax effects) and (ii) any deduction, credit, amortization, exclusion from income or other tax benefit realized by the indemnified party on the account of any Loss. For the purpose of determining the number of Escrowed Shares deliverable to a Buyer Indemnified Party in connection with the satisfaction of any Buyer Indemnifiable Claim which is not to be paid in cash, each share of Buyer Common Stock shall be deemed to have a value equal to the IPO Price, subject to appropriate adjustment after the Closing Date for any stock split or stock dividend with respect to Buyer Common Stock, or any combination or reclassification of the Buyer Common Stock into a greater or smaller number of shares.

     10.8 No Offset.  The Buyer Indemnified Parties shall have no right of set-
          ---------
off with respect to amounts which may be owed from any Buyer Indemnified Party to any Stockholder.

     10.9 Continuing Indemnification of ESOP Trustee.  To the fullest extent
          ------------------------------------------
permitted by ERISA and in accordance with the provisions of this Section 10.9, James Schlindwein (the "Trustee") shall be indemnified with respect to all of
                        -------
his acts and omissions as a fiduciary of the ESOP jointly and severally by each of the Buyer and the Company. Indemnification of the Trustee by the Company shall be effective from and after the effective date that James Schlindwein becomes a fiduciary of the ESOP and the indemnification of the Trustee by the Buyer shall be effective from and after the Closing, provided that the Buyer's obligation will cover actions or omissions prior to the Closing once the Buyer's indemnification obligation hereunder becomes effective. For purposes of this
Section 10.9, the Buyer and the Company are collectively referred to as the "Indemnitors" and individually referred to as an
 -----------

"Indemnitor" and the Trustee's indemnification by the Indemnitors shall be with
 ----------
respect to all Losses (as defined in Section 10.2) to which the Trustee may become subject arising in any manner out of or in connection with the Trustee's service as trustee of the ESOP, except that the Trustee will not be so indemnified with respect to any Loss adjudged by a court of competent jurisdiction (or as determined by any other legal proceeding mutually acceptable to the Trustee and the Indemnitors) to have resulted from the Trustee's gross negligence, bad faith, or willful misconduct. Payment by the Indemnitors for all Losses of the Trustee shall be made promptly upon demand as each such Loss is incurred by the Trustee. In addition, the Indemnitors waive any rights or claims that any or all of them may have against the Trustee in connection with this Agreement, except to the extent that such claims are based on the gross negligence, bad faith or willful misconduct of the Trustee. In the event of a determination that any Loss resulted from the Trustee's gross negligence, bad faith or willful misconduct, the Indemnitors shall be entitled to recover from the Trustee any amount paid on behalf of the Trustee pursuant to this Section 10.9.

     For purposes of this Section 10.9, "gross negligence" shall be defined as acts or omissions that constitute a gross departure from standards of ordinary care.

     If the Trustee receives notice of the assertion of any claim or of the commencement of any action or proceeding against the Trustee by any person who is not a party (or an affiliate of a party) to this Agreement (a "Third-Party
                                                                  -----------
Claim"), the Trustee will give written notice thereof within seven (7) days of
-----
the Trustee's receipt of such notice to each of the Indemnitors, provided that failure to do so will not limit the Indemnitors' obligation to indemnify the Trustee except to the extent (if any) of their actual prejudice. The Indemnitors will each individually and jointly have the right to participate in, or by giving written notice to the Trustee, to elect to assume the defense of any Third-Party Claim at the Indemnitors' sole expense and by counsel of their choice (provided such counsel is reasonably satisfactory to the Trustee), and the Trustee will cooperate in good faith in such defense. Notwithstanding any other provision to the contrary, to the extent Buyer becomes an Indemnitor hereunder and elects to participate in or assume the defense of any Third Party Claim, Buyer shall have the authority to take actions hereunder on behalf of all the Indemnitors.

     If within ten calendar days after giving notice of a Third-Party Claim to any or all of the Indemnitors, the Trustee receives written notice from any Indemnitor that one or more of the Indemnitors have elected to assume the defense of the Third-Party Claim, the Indemnitors who have assumed such defense will not be liable for any legal expenses subsequently incurred by the Trustee in connection with the defense thereof; provided, however, that if such Indemnitors fail to take reasonable steps necessary to defend diligently such Third-Party Claim within ten calendar days after receiving written notice from the Trustee that the Trustee believes the Indemnitors have failed to take such steps or if the Trustee reasonably determines that the Trustee needs separate counsel based on a conflict of interest, the Trustee may (upon written notice to the Indemnitors setting forth the steps which were not taken or the conflict of interest) assume his own defense, and the Indemnitors will be liable for all reasonable legal, accounting, consulting and other professional fees, costs and expenses paid or incurred in connection therewith in accordance with the terms of this Section 10.9. Without the prior written consent of the Trustee, which will not be unreasonably withheld, the Indemnitors will not enter into any settlement of any Third-Party Claim which would lead to liability or create any financial or other obligation on the part of the Trustee for which the Trustee is not entitled to indemnification hereunder. Without the prior written consent of the Indemnitors, which will not be unreasonably withheld, the Trustee will not enter into any settlement of any Third-Party Claim which would create additional liability on the part of the Indemnitors for indemnification hereunder.

     If the Trustee is required to participate in any legal or other proceeding as a result of the services provided to the ESOP in connection with the transactions contemplated under this Agreement, the Indemnitors will jointly and severally compensate the Trustee for his time required for such participation (including, but not limited to, producing documents, answering interrogatories, giving depositions, giving expert or other testimony, whether by agreement, subpoena or otherwise, attending meetings or conferences in person or by telephone, preparing for any of the above, and any travel required to facilitate such participation) at a reasonable per diem rate, plus any reasonable legal, accounting, consulting and other professional fees, fees and out-of-pocket expenses incurred to the same extent and in the same manner as if such per diem payments and expense reimbursements were Losses. Notwithstanding the foregoing, no duplication shall result under this paragraph in the Trustee's indemnification for Losses. The Indemnitors will pay the Trustee's per diem payments and expense reimbursements due under this paragraph with thirty (30) days of being billed therefor from time to time by the Trustee.

     Notwithstanding any provision in this Agreement to the contrary (including, without limitation, Section 10.5(d)), (i) each of the duties, obligations and agreements of the Indemnitors shall survive the Closing and (ii) this Section
10.9 shall apply only to the extent any Loss is not paid for by a fiduciary liability insurance policy.


 SECTION 11. MISCELLANEOUS.

     11.1 Alternative Structure.  Notwithstanding anything to the contrary
          ---------------------
contained in this Agreement, prior the Closing, Buyer shall be entitled to revise the structure of the purchase and sale of the Company Shares and related transactions provided that each of the transactions describing such revised structure shall (a) qualify as, or be treated as part of, an exchange under
(S)351 of the Code, and not subject any of the Stockholders to a material increase in or earlier payment of federal income tax liability or change the amount of or delay the receipt of consideration to be received by such Stockholders, (b) be capable of consummation in as timely a manner as the structure contemplated herein, (c) not otherwise be prejudicial to the interests of Stockholders or employees of the Company or (d) require any additional consents or authorizations from any other person or entity. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

     11.2 Fees and Expenses.  Each of Buyer, the Company, and the Stockholders
          -----------------
shall bear its or his own expenses and costs in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, provided that solely in the event that the purchase and sale of Company Shares is consummated hereunder, the reasonable expenses of the Company and the Stockholders (including the legal and accounting expenses of the Company and the Stockholders) in connection with such transaction, up to a maximum of $400,000, shall be paid by Buyer or may be paid by or reflected in an account of the Company, except that Buyer will not be required to pay (and the Company will not pay or have reflected in any account) the fees and expenses of more than one firm of legal counsel to the Company and one firm of legal counsel for the ESOP Trust Fund. All expenses of the Company and the Stockholders that are not payable by Buyer or reflected in an account of the Company pursuant to the immediately preceding sentence shall be paid directly by the Stockholders.

     11.3 Governing Law.  This Agreement shall be construed under and governed
          -------------
by the internal laws of The Commonwealth of Massachusetts without regard to its conflict of laws provisions.

     11.4 Notices.  Any notice, request, demand or other communication required
          -------
or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission or overnight courier of national reputation, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:                        Monroe, Inc.
--------
                                 8 Cedar Street, Suite 54A
                                 Woburn, MA 01801
                                 Fax: (781) 933-3680
                                 Attn: President

With a copy to:                  Goodwin, Procter & Hoar LLP
                                 Exchange Place
                                 Boston, MA 02109
                                 Fax: (617) 523-1231
                                 Attn: Robert P. Whalen, Jr., Esq.

TO COMPANY:                      Merkert Enterprises, Inc.
----------
                                 500 Turnpike Street
                                 Canton, MA 02021
                                 Fax: (781) 828-7891
                                 Attn: Chairman

With a copy to:                  Mintz, Levin, Cohn, Ferris, Glovsky and
                                   Popeo, P.C.
                                 One Financial Center
                                 Boston, MA 02111
                                 Fax: (617) 542-2241
                                 Attn: Douglas A. Zingale, Esq.


TO THE STOCKHOLDERS:             c/o Stockholders' Representative
-------------------
                                 Robert Q. Crane
                                 7 Mountview Road
                                 Wellesley Hills, MA 02181

With a copy to:                  Mintz, Levin, Cohn, Ferris, Glovsky and
                                   Popeo, P.C.
                                 One Financial Center
                                 Boston, MA 02111
                                 Fax: (617) 542-2241
                                 Attn: Douglas A. Zingale, Esq.

                                 and

                                 Zack Kosnitzky, P.A.
                                 One International Place, Suite 2800
                                 Miami, FL 33131-2144
                                 Fax: (305) 539-1307
                                 Attn: Thomas O. Wells, Esq.

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

     11.5 Entire Agreement.  This Agreement, including the Schedules and
          ----------------
Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings, including without limitation the letter of intent dated as of March 9, 1998 by and among Buyer, the Company and the Stockholders, but other than the Confidentiality Agreement dated as of January 8, 1998 by and between Monroe & Company, LLC and the Company.

     11.6  Assignability; Binding Effect.  This Agreement shall only be
           -----------------------------
assignable by Buyer to a corporation or partnership controlling, controlled by or under common control with Buyer upon written notice to the Company and the Stockholders, and such assignment shall not relieve Buyer of any liability hereunder. This Agreement may not be assigned by the Stockholders or the Company without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     11.7  Captions and Gender.  The captions in this Agreement are for
           -------------------
convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

     11.8  Execution in Counterparts.  For the convenience of the parties and to
           -------------------------
facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     11.9  Amendments.  This Agreement may not be amended or modified, nor may
           ----------
compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

     11.10 Publicity and Disclosures.  No press releases or public disclosure,
           -------------------------
either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer and the Company. Notwithstanding the foregoing, neither the filing of the Registration Statement (or any other document filed with any public official in connection with the IPO), nor the distribution of the related prospectus (whether in preliminary or final form), nor any selling activity conducted by Buyer or the underwriters in connection with the IPO, including without limitation those conducted as part of the so-called road show, shall be construed as press releases or public disclosure requiring the prior approval of the Company.

     11.11 Consent to Jurisdiction.  Each of the parties hereby consents to
           -----------------------
personal jurisdiction, service of process and venue in the federal or state courts of Massachusetts for any claim, suit or proceeding arising under this Agreement, or in the case of a third party claim subject to indemnification hereunder, in the court where such claim is brought.

     11.12 Specific Performance.  The parties agree that it would be difficult
           --------------------
to measure damages which might result from a breach of this Agreement by the Company or the Stockholders and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by the Company or the Stockholders, and Buyer does not elect to terminate under Section 9, Buyer shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage to Buyer.

     11.13 Schedules.  Disclosure of any item listed on a Schedule hereto shall
           ---------
be sufficient disclosure of such item with respect to all other Schedules hereto, whether or not such item is specifically disclosed on such other Schedule.

     11.14 Defined Terms. The following terms shall have the meanings assigned
           -------------
to them in the provisions of this Agreement referred to below:

     1995-97 Audit - Section 10.6(d)
     Acquisition Proposal - Section 4.7
     Affiliate (for purposes of Section 2.25) - Section 2.25(i)
     Agreement - Preamble
     Antitrust Division - Section 7.2
     Approvals - Section 2.22
     Audit - Section 1.4
     Audit Amount - Section 1.4
     Audit Liabilities - Section 1.4
     Audits - Section 1.4
     Base Balance Sheet - Section 2.7(a)
     Buyer - Preamble
     Buyer Common Stock - Section 1.2
     Buyer Indemnifiable Claims - Section 10.2
     Buyer Indemnifiable Losses - Section 10.2
     Buyer Indemnified Party - Section 10.2
     Buyer Indemnified Parties - Section 10.2
     Buyer Shares - Section 3.4(a)
     CCC - Section 4.15
     Claim Notice - Section 10.6(a)
     Closing - Section 1.3
     Closing Date - Section 1.3
     Closing Disclosure Supplement - - Section 4.4
     Code - Preamble
     Common Proportionate Share - Section 1.4
     Common Shares - Preamble
     Company - Preamble
     Company (for the purposes of Section 2.26) - Section 2.26(e)
     Company Articles of Organization - Section 2.2
     Company Disclosure Supplement - Section 4.4
     Company Shares - Preamble
     Customer - Section 2.11(m)
     Deductible Amount - Section 10.3(b)
     Defense Notice - Section 10.9(b)

     DOR - Section 1.4
     Employee Program - Section 2.25(i)
     Encumbrances - Section 2.6(a)(i)
     Environmental Law - Section 2.26(e)
     ERISA - Section 2.25(c)
     Escrow Agent - Section 1.4
     Escrowed Shares - Section 1.9
     ESOP - Section 2.3(b)
     ESOP Trust Fund - Section 2.3(b)
     Expiration Date - Section 10.3(d)
     FTC - Section 7.2
     Hazardous Material - Section 2.26(e)
     Hazardous Waste - Section 2.26(e)
     Income Tax Agreement - Section 1.4
     Indemnification Escrow Agreement - Section 1.9
     Indemnitor - Section 10.9
     Indemnitors - Section 10.9
     Intellectual Property - Section 2.14(a)
     Interim Balance Sheet - Section 2.7(a)
     IPO - Preamble
     IPO Price - Section 1.2
     IRS - Section 1.4
     Key Principal - Section 2.11(m)
     Leased Real Property - Section 2.6(a)
     Loss - Section 10.2
     Losses - Section 10.2
     Material Adverse Effect - Section 2.2
     Merkert CRUT - Section 2.3(b)
     Merkert Trust - Section 1.8(c)
     Mintz, Levin - Section 8.2(f)
     Multiemployer Plan - Section 2.25(i)
     Notifying Party - Section 4.4
     Other Agreement - Preamble
     Owned Real Property - Section 2.6(a)
     Payroll Tax Agreement - Section 1.4
     PCBs - Section 2.26(c)
     Permitted Encumbrances - Section 2.6(a)
     Plan of Organization - Preamble
     Preferred Shares - Preamble
     Preferred Stock - Section 2.3(a)
     Principal - Section 2.11(m)
     Prospectus - Section 1.2
     Real Property - Section 2.6(a)
     Registration Rights Agreement - Section 8.1(e)

     Registration Statement - Section 1.2
     Rogers-American - Preamble
     Rogers-American Acquisition - Section 1.7
     SEC - Section 1.2
     Securities Act - Section 2.4
     Settled Audits - Section 1.4
     Stockholder - Preamble
     Stockholder Indemnifiable Claims - Section 10.4
     Stockholder Indemnifiable Losses - Section 10.4
     Stockholder Indemnified Party - Section 10.4
     Stockholder Indemnified Parties - Section 10.4
     Stockholders - Preamble
     Stockholders' Representative - Section 1.8(a)
     Subsidiary - Section 2.4
     Subsidiaries - Section 2.4
     Tax Escrow - Section 1.4
     Tax Escrow Agreement - Section 1.4
     Tax Matters Agreement - Section 1.4
     Taxes - Section 2.8(a)
     Third-Party Claim - Section 10.9
     Total Consideration - Section 1.2
     Trustee - Section 10.9


                  [Remainder of page left intentionally blank]

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


                                    MONROE, INC.


                                    By: /s/ James L. Monroe
                                       ---------------------------
                                      James L. Monroe
                                      President


                                    MERKERT ENTERPRISES, INC.


                                    By: /s/ Gerald R. Leonard
                                       ----------------------------
                                      Gerald R. Leonard
                                      President

     STOCKHOLDERS
     ------------

     /s/ Edward Cassorla
     ------------------------------------
     Edward Cassorla
     40 Bristol Road
     West Newton, MA 02165


     /s/ Kenneth D. Chipman
     ------------------------------------
     Kenneth D. Chipman
     31 Robin Road
     Norfolk, MA 02056


     /s/ Robert Q. Crane
     ------------------------------------
     Robert Q. Crane
     7 Mountview Road
     Wellesley Hills, MA 02181


     /s/ Manley J. Kiley, Jr.
     ------------------------------------
     Manley J. Kiley, Jr.
     35 Mill Pond Lane
     Duxbury, MA 02332


     /s/ Gerald R. Leonard
     ------------------------------------
     Gerald R. Leonard
     339 Far Reach Road
     Westwood, MA 02090


     /s/ Eugene F. Merkert
     ------------------------------------
     Eugene F. Merkert
     2359 South Ocean Boulevard
     Highland Beach, FL 33487-1834